Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Walter Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 11, 2015

To Our Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of Walter Energy, Inc. to be held at 10:00 a.m. (Central Time), on Thursday, April 23, 2015 at the Hyatt Regency Birmingham—The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama 35244.

        The enclosed Notice of Annual Meeting of Stockholders of Walter Energy, Inc. and Proxy Statement detail the business to be conducted.

        Your vote, whether in attendance on April 23, 2015 or by proxy, is important. For those of you who are able to join us in Birmingham, there will be an opportunity for you to meet with management, the Board of Directors and your fellow stockholders, hear our 2014 state of the Company report and, importantly, vote your shares. If you are unable to join us in person, I urge you to vote as soon as possible.

        Thank you for your continued support of Walter Energy, Inc.

Sincerely,

MICHAEL T. TOKARZ Chairman

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
WALTER ENERGY, INC.

3000 Riverchase Galleria
Birmingham, Alabama 35244

Date:
Thursday, April 23, 2015

Time:
10:00 a.m. (Central Time)

Place:
Hyatt Regency Birmingham—The Wynfrey Hotel
1000 Riverchase Galleria
Birmingham, Alabama 35244

At the meeting, stockholders will be asked:

(1)
to elect eight director nominees to the Board of Directors;

(2)
to approve, in a non-binding, advisory vote, the compensation of the Company's named executive officers;

(3)
to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015; and

(4)
to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Business of the Annual Meeting of Stockholders

        Only stockholders who owned shares of our common stock at the close of business on March 3, 2015 are entitled to notice of and to vote at this Annual Meeting or any adjournments or postponements that may take place.

        Under rules adopted by the Securities and Exchange Commission, we are primarily furnishing proxy materials to our stockholders on the Internet rather than mailing paper copies of the materials to each stockholder. As a result, most stockholders will receive a Notice of Internet Availability of Proxy Materials ("Notice"), and others will receive paper copies of the Proxy Statement, the proxy card and the Company's annual report to stockholders (the "Annual Report"). The Notice contains instructions on how to access the Proxy Statement and the Annual Report over the Internet, instructions on how to vote your shares and instructions on how to request a paper or electronic copy of our proxy materials. We believe that electronic delivery should expedite the receipt of materials, significantly lower costs and help to conserve natural resources. In accordance with the rules of the Securities and Exchange Commission, we first sent a Notice of Internet Availability of Proxy Materials to stockholders on or about March 11, 2015.

By Order of the Board of Directors

EARL H. DOPPELT
Executive Vice President, General Counsel and Secretary
March 11, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 23, 2015.

This Notice and Proxy Statement, the Company's Annual Report, and the Company's Annual Report on Form 10-K, each for the fiscal year ended December 31, 2014, and any amendments to the foregoing materials that are required to be furnished to stockholders, are available free of charge to view and to download at www.proxyvote.com and on the Company's website at www.walterenergy.com.

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including financial statements and schedules thereto, are also available without charge to stockholders upon written request addressed to: Corporate Secretary, 3000 Riverchase Galleria, Birmingham, Alabama 35244.

i

ii

3000 Riverchase Galleria
Birmingham, Alabama 35244

PROXY STATEMENT

        The Company is furnishing you with this Proxy Statement in connection with the solicitation by the Board of Directors (the "Board" or "Board of Directors") of Walter Energy, Inc. (the "Company") of proxies for its annual meeting of stockholders to be held on Thursday, April 23, 2015 at 10:00 a.m., Central Time (the "Annual Meeting") at the Hyatt Regency Birmingham—The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama 35244. The proxies also may be voted at any adjournments or postponements of the Annual Meeting.

        As used herein, unless otherwise stated or indicated by context, the terms "Walter Energy, Inc.," "Company," "we," "our" and "us" in this Proxy Statement refer to Walter Energy, Inc. and its subsidiaries.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

When and where is the Annual Meeting?

We will hold the Annual Meeting on Thursday, April 23, 2015 at 10:00 a.m., Central Time, at the Hyatt Regency Birmingham—The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama 35244.

Who is entitled to vote at the Annual Meeting?

You are entitled to vote at the meeting if you were a holder of the Company's common stock, par value $0.01 per share (the "Common Stock"), as of the close of business on March 3, 2015 (the "Record Date"). Each share of Common Stock is entitled to one vote on each proposal presented at the Annual Meeting.

How many shares are eligible to vote?

On the Record Date there were 72,072,700 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting.

Who can attend the Annual Meeting?

Admission to the Annual Meeting is limited to stockholders of the Company and persons holding validly executed proxies from stockholders who owned our Common Stock as of the Record Date.

If you are a stockholder of the Company, you must bring certain documents with you in order to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder.

What will I be voting on?

You will be voting on:

  •
  the election of eight director nominees;

  •
  the approval, in a non-binding, advisory vote, of the compensation of the Company's named executive officers as set forth in this Proxy Statement; and

  •
  the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015.

Why should I vote?

Your vote is very important regardless of the number of shares you hold. The Board of Directors strongly encourages you to exercise your right to vote as a stockholder of the Company.

How does the Board recommend that I vote?

The Board recommends that you vote:

  •
  FOR the election of each of the eight director nominees set forth in this Proxy Statement;

  •
  FOR the approval, in a non-binding, advisory vote, of the compensation of our named executive officers; and

  •
  FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015.

How do I vote?

You can vote your shares:

  •
  via the Internet at www.proxyvote.com by following the instructions on the Notice or the proxy card;

  •
  by telephone at 1-800-690-6903 by following the instructions on the Notice or the proxy card;

  •
  by mail by completing, signing and returning the proxy card; or

  •
  in person at the Annual Meeting.

Please read the instructions on the Notice, the proxy card or the information sent by your broker or bank. Mailed proxy cards or voting instruction forms should be returned in the envelope provided to you with your proxy card or voting instruction form, and must be received at or prior to the Annual Meeting. Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the enclosed Notice or proxy card. Please vote promptly.

What do I do if my shares are held by a bank or brokerage firm?

If your shares are held by a bank or brokerage firm, your bank or broker will send you a separate package describing the procedure for voting your shares. You should follow the instructions provided by your bank or brokerage firm.

What constitutes a quorum?

The holders of a majority of the issued and outstanding shares of our Common Stock entitled to vote must be present in person or represented by proxy to constitute a quorum at the Annual Meeting. Abstentions and shares represented by "broker non-votes," as described below, are counted as present and entitled to vote for purposes of determining a quorum.

What is a "broker non-vote" and how does it affect voting on each item?

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current New York Stock Exchange ("NYSE") rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting with respect to Proposal 1 (election of the directors listed in this Proxy Statement) and Proposal 2 (regarding executive compensation). Your broker will have the discretion to vote your uninstructed shares on Proposal 3 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015).

What level of stockholder vote is needed to elect directors?

Each share of our Common Stock is entitled to one vote with respect to the election of directors.

In an uncontested election of directors, to be elected, a director nominee must receive affirmative votes representing a majority of the votes cast by the holders of shares present in person or represented by proxy at our Annual Meeting (a "majority vote"). A majority of votes cast shall mean that the number of votes cast "for" a director candidate's election exceeds the number of votes cast "against" that candidate's election.

In a contested election of directors, to be elected, a director nominee must receive a plurality of the votes cast by the holders of shares present in person or represented by proxy at our Annual Meeting. A "contested election" is an election in which the number of nominees for director submitted in accordance with the Company's By-laws is greater than the number to be elected. A plurality of votes cast shall mean that a director candidate receives more votes cast "for" his election than another candidate.

Under both a majority and plurality voting standard, abstentions and broker non-votes are not counted as votes "for" or "against" a director nominee and will have no effect on the outcome of this proposal.

Brokers, as nominees for the beneficial owner, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owner of the shares.

What happens if a director nominee does not receive the requisite number of votes to be re-elected?

Each incumbent director standing for re-election at our Annual Meeting has agreed to resign, upon acceptance of such resignation by the Board of Directors, if he or she does not receive a majority vote. The Board must accept or reject such resignation within 90 days following certification of the election results.

If a director's resignation offer is not accepted by the Board, that director will continue to serve until our next annual stockholders' meeting and his or her successor is duly elected and qualified or until the director's earlier death, resignation or removal. The Board, in its sole discretion, may either fill a vacancy resulting from the Board's acceptance of a director's resignation or decrease the size of the Board to eliminate the vacancy.

What level of stockholder vote is needed to approve, in a non-binding, advisory vote, the compensation of our named executive officers?

Each share of our Common Stock is entitled to one vote with respect to the approval, in a non-binding, advisory vote, of the compensation of our named executive officers. The affirmative vote of holders of a majority in voting power of the Company's shares present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter will be considered to determine the outcome of this proposal. Abstentions from voting will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owner, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owner of the shares. The outcome of this proposal is advisory in nature and is non-binding.

What level of stockholder vote is needed to ratify the appointment of our independent registered public accounting firm?

Each share of our Common Stock is entitled to one vote with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. The affirmative vote of holders of a majority in voting power of the Company's shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be considered to determine the outcome of this proposal. Abstentions from voting will have the same effect as a vote against this proposal. Brokers, as nominees for the beneficial owner, may exercise discretion to vote on this proposal without instruction of the beneficial owner of the shares. The outcome of this proposal is advisory in nature and is non-binding.

Can I change my vote?

At any time before the Annual Meeting you may change your vote and revoke your proxy:

        If you are a record holder, by:

  •
  voting at a later time by telephone or the Internet before the closing of the voting facilities at 11:59 p.m. Eastern Time on April 22, 2015;

  •
  delivering a properly signed proxy card with a later date that is received at or prior to the Annual Meeting;

  •
  delivering written notice to our Corporate Secretary, provided such notice is received at or prior to the Annual Meeting:

    Earl H. Doppelt
    Walter Energy, Inc.
    3000 Riverchase Galleria
    Birmingham, Alabama 35244; or

  •
  giving notice of revocation to the Inspector of Election at the Annual Meeting.

  If you hold through a broker, bank or other nominee, by:

  •
  submitting voting instructions by contacting your bank, broker or other nominee; or

  •
  otherwise complying with the instructions provided by your bank, broker or other nominee.

Attendance at the Annual Meeting itself will not revoke a proxy.

Only the latest validly executed proxy that you submit will be counted.

Who will count the votes?

The votes will be counted by Broadridge Financial Solutions, an independent tabulator appointed by the Board to act as the Inspector of Election. The Inspector of Election shall have the authority to receive, inspect, electronically tally and determine the validity of the proxies received.

What happens if other matters come up at the Annual Meeting?

The matters described in this Proxy Statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting and you are a stockholder of record and have submitted a completed proxy card or voting instruction form, the persons named in such proxy card or voting instruction form will vote your shares according to their best judgment.

What do I need to do if I plan to attend the meeting in person?

If you plan to attend the Annual Meeting, you must provide proof of your ownership of our Common Stock (such as a brokerage account statement or the voting instruction form provided by your broker) and a form of government-issued personal identification (such as a driver's license or passport) for admission to the meeting. If you wish to vote at the Annual Meeting you will have to provide evidence that you owned shares of our Common Stock as of the Record Date. If you own your shares in the name of a bank or broker, and you wish to be able to vote at the Annual Meeting, you must obtain a proxy, executed in your favor, from the bank or broker, indicating that you owned shares of our Common Stock as of the Record Date.

Failure to provide adequate proof that you are a stockholder may prevent you from being admitted to the Annual Meeting.

Who pays for the proxy solicitation related to the Annual Meeting?

The cost of soliciting proxies will be borne by the Company. In addition to sending you these materials by mail and electronically, the Company may use the services of its officers and other employees of the Company who will receive no special compensation for their services but may be reimbursed for their out of pocket expenses to contact you personally, by telephone, electronically, in writing or in person. We have also hired Innisfree M&A Incorporated to assist in the facilitation and distribution of proxies. Innisfree will receive a fee of approximately $10,000, plus reasonable out-of-pocket costs and expenses, for its services. We will also reimburse banks, brokers and other fiduciaries for their reasonable costs in forwarding these materials to the beneficial owners of our Common Stock.

PROPOSAL 1—ELECTION OF DIRECTORS

        Our Board of Directors is currently comprised of nine members. On March 4, 2015, Graham Mascall informed the Board of Directors of his decision not to stand for re-election by the stockholders at the Annual Meeting. At its meeting on March 4, 2015, the Board of Directors voted to reduce the size of the Board from nine to eight directors effective as of the date of the Annual Meeting in order to eliminate the vacancy on the Board that would result from Mr. Mascall's decision not to stand for re-election. The Board of Directors has nominated the eight individuals named in this proposal for election as directors to serve on our Board. The director nominees for election are named below. Each nominee is currently a member of the Board and was elected by the stockholders at the 2014 Annual Meeting of Stockholders.

        Directors elected at the Annual Meeting will be elected to hold office until the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director.

        Our Board of Directors seeks to ensure that the Board is composed of members whose experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively in light of the Company's business and the laws and stock exchange rules that govern its affairs. In assessing the experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and Board of Directors to conclude that each director has the appropriate qualifications to serve as a director of the Company, the Board focused on the information discussed in each of the director nominees' individual biographies set forth on pages 6 to 10 of this Proxy Statement.

        Our Board is composed of active and former Chief Executive Officers, Presidents and Chief Financial Officers of major corporations and individuals with experience in international business, energy and natural resources, manufacturing, operations, finance, marketing and investment banking. As such, the members of our Board have a deep working knowledge of matters common to large companies publicly traded in the United States, including experience with corporate governance, financial statement preparation, compensation determinations, regulatory compliance, public affairs and legal matters applicable to a Delaware corporation listed on the New York Stock Exchange. In addition, many of our directors also serve or have previously served on the boards of directors of one or more other publicly traded companies. The Board believes that the Company benefits from the experiences gained by its members from serving on those boards.

        In addition to the information discussed in each of the director nominees' individual biographies, the Board also considered a number of competencies that it believes each director nominee demonstrates, including a reputation for integrity and honesty, prominence in the businesses, institutions or the professions each serves, an ability to exercise sound and independent business judgment, relevant knowledge about the issues affecting the Company's businesses and industry, and a commitment of service to the Company and the Board.

        In selecting its slate of director nominees, the Board gave particular consideration to:

  •
  Mary R. "Nina" Henderson's extensive directorship experience with large multinational and publicly traded companies in the energy, financial services and manufacturing industries and her knowledge and familiarity with board and committee oversight, financial reporting and risk management, as well as her 20-year tenure as President of large operating divisions within a global corporation;

  •
  Jerry W. Kolb's broad perspective in accounting and financial reporting matters and his extensive experience in audit, finance and compensation matters and executive management based on his

    41-year career with the global accounting, tax and consulting firm now known as Deloitte & Touche LLP;

  •
  Patrick A. Kriegshauser's extensive experience in financial reporting, operations and executive management and particularly his accounting specialization in the coal mining industry, as well as his general senior executive experience;

  •
  Joseph B. Leonard's significant experience in executive management, operations, marketing, transportation, logistics and public affairs based on his career with major corporations serving large consumer and high tech commercial markets;

  •
  Bernard G. Rethore's many years of experience, first in consulting for industry, the U.S. government and the United Nations and later in senior management with large, public, multinational manufacturing and mining corporations, his experience with international operations and markets and his recognized leadership in corporate governance, which can provide the Company valuable understanding of international business, government, corporate affairs, mergers and acquisitions, executive compensation, environment, health and safety and performance management;

  •
  Walter J. Scheller, III's significant knowledge of the coal mining industry as well as the leadership, executive management and operational experience that he is able to provide to the Board;

  •
  Michael T. Tokarz's significant experience in mergers and acquisitions, corporate finance, banking and executive management based on his having served as a member of a private merchant bank, a director of an investment company and a former general and administrative partner of Kohlberg Kravis Roberts & Co., a private equity firm specializing in management buyouts; and

  •
  A.J. Wagner's extensive and diverse experience in financial reporting, operations and executive management, which involved functional experience in auditing, marketing, operations, risk management, business and strategic planning, and mergers and acquisitions, as well as in lending and funding.

NOMINEES FOR DIRECTOR

MARY R. "NINA" HENDERSON
Director since 2013
Member—Audit Committee
                  Environmental, Health and Safety Committee

Ms. Henderson, 64, is the Managing Partner of Henderson Advisory, a consulting practice providing marketing perspective and business evaluation to investment management firms in the consumer products and food industries where she has worked since 2001. She was previously a corporate vice president of Bestfoods and president of Bestfoods Grocery. During her 30-year career with Bestfoods, and its predecessor company CPC International, Ms. Henderson held a wide variety of international and North American general management and executive marketing positions. Ms. Henderson served as a director of Royal Dutch Shell plc and its predecessor company, The Shell Transport and Trading Company, from 2001 to 2009. Ms. Henderson currently is a director of the Visiting Nurse Service of New York and the Foreign Policy Association and is a trustee of Drexel University. Ms. Henderson holds a Bachelor of Science degree from Drexel University.

        During the last five years, Ms. Henderson has served as a director of Regus plc, a global office space provider (2014-present), CNO Financial Group Inc., an insurance provider (2012-present), AXA Financial Inc., a financial services firm (1996-2011), Del Monte Foods Company, a branded consumer products manufacturer (2002-2011), and Pactiv Corporation, a consumer products and food packaging manufacturer (2000-2010).

JERRY W. KOLB
Director since 2003
Chairman—Environmental, Health and Safety Committee
Member—Audit Committee
                  Finance Committee
                  Nominating and Corporate Governance Committee

Mr. Kolb, 79, was a general partner and the Vice Chairman of Deloitte & Touche LLP ("Deloitte") from 1986 until his retirement in 1998. Deloitte (and its predecessor Deloitte Haskins & Sells) is a registered public accounting firm providing audit, consulting, financial advisory, risk management and tax services. In addition to his position as Vice Chairman, Mr. Kolb served as Chief Financial Officer of Deloitte from 1985 through 1992 and Chief Administrative Officer from 1985 through 1991. Mr. Kolb joined Deloitte in 1957. Mr. Kolb is a certified public accountant and received a Bachelor of Science degree in Accountancy with highest honors from the University of Illinois and a Master of Business Administration degree in Finance from DePaul University.

        During the last five years, Mr. Kolb has served as a director of Mueller Water Products, Inc., a manufacturer and marketer of water infrastructure and flow control products (2006-present).

PATRICK A. KRIEGSHAUSER
Director since 2006

Chairman—Audit Committee
                    Finance Committee
Member—Compensation and Human Resources Committee

Mr. Kriegshauser, 53, has been Executive Vice President, Chief Financial Officer and a principal owner of Sachs Electric Company, a specialty electrical and design firm, since February 2000. During 1985 to 2000, Mr. Kriegshauser served in various executive capacities for Arch Coal, Inc., a coal producer and marketer, last serving as Senior Vice President and Chief Financial Officer from 1996 through 2000. Mr. Kriegshauser is a certified public accountant and received a Bachelor of Science degree in Accounting from Missouri Central State University and a Master of Business Administration degree from Southern Illinois University.

        During the last five years, Mr. Kriegshauser has not served as a member of any other public company board.

JOSEPH B. LEONARD
Director since 2009, previously, from June 2005 to April 2007

Member—Audit Committee
                  Executive Committee
                  Finance Committee

Mr. Leonard, 71, served as interim Chief Executive Officer of the Company from March 12, 2010 through April 1, 2011 and again from August 1, 2011 through September 11, 2011. Mr. Leonard previously served as Chairman of AirTran Holdings, Inc., an airline holding company, from 2007 until his retirement in June 2008. From 1999 through 2007, he served as Chairman and Chief Executive Officer of AirTran Holdings, Inc., with the additional title of President from 1999 through 2001. From 1993 to 1998, Mr. Leonard served in various executive positions with Allied Signal Aerospace, a diversified global technology and manufacturing leader of aerospace products, last serving as President and Chief Executive Officer of its Marketing, Sales and Service Divisions. Mr. Leonard received a Bachelor of Science degree in Aerospace Engineering from Auburn University.

        During the last five years, Mr. Leonard has served as a director of Air Canada, a full service airline company (2008-present), and Mueller Water Products, Inc., a manufacturer and marketer of water infrastructure and flow control products (2006-present).

BERNARD G. RETHORE
Director since 2002

Chairman—Nominating and Corporate Governance Committee
Member—Executive Committee

Mr. Rethore, 73, has been Chairman of the Board, Emeritus of Flowserve Corporation, a global manufacturer of pumps, valves, seals and components, since April 2000. From January 2000 to April 2000, he served as Flowserve Corporation's Chairman. He had previously served as Chairman and Chief Executive Officer of Flowserve Corporation from July 1997 through January 2000 and held the additional title of President from October 1998 to July 1999. In 1997 Mr. Rethore served as Chairman of BW/IP, Inc., a supplier of fluid transfer and control systems to the petroleum and power industries, also serving as President, Chief Executive Officer and a director from 1995 through 1997. From 1989 to 1995, Mr. Rethore held various senior positions with Phelps Dodge Corporation, a copper mining and metals and chemical manufacturer, including Senior Vice President of Phelps Dodge Corporation, member of its Senior Management Committee and President of Phelps Dodge Industries. He began his business career at McKinsey & Company, Inc., a general management consulting firm. During his career, Mr. Rethore has conducted business extensively throughout the U.S., Europe, Latin America and Asia. In 2008, Mr. Rethore was honored by the Financial Times' (FT) Outstanding Directors Exchange (ODX) as an outstanding Director of the Year. In both 2012 and 2014, he was designated a Board Leadership Fellow by the National Association of Corporate Directors (NACD). Mr. Rethore earned a Bachelor of Arts degree in Economics (Honors) from Yale University and a Master of Business Administration degree from the Wharton School of the University of Pennsylvania, where he was a Joseph P. Wharton Scholar and Fellow.

        During the last five years, Mr. Rethore has served as a director of Mueller Water Products, Inc., a manufacturer and marketer of water infrastructure and flow control products (2006-present), and Dover Corp., a manufacturer of a wide range of proprietary products world-wide (2001-present). He has also served as a director of Belden, Inc., a manufacturer of signal transmission products (1997-2012).

WALTER J. SCHELLER, III
Director since 2011

 Chief Executive Officer

Chairman—Executive Committee

Mr. Scheller, 54, was appointed the Company's Chief Executive Officer in September 2011 after having served approximately fifteen months as President and Chief Operating Officer of the Company's primary subsidiary, Jim Walter Resources, Inc. He joined Walter Energy from Peabody Energy Corporation, where he served as Senior Vice President—Strategic Operations from June 2006 to June 2010. Prior to his career at Peabody, Mr. Scheller worked for CNX Gas Corporation as Vice President and, prior to that, at Consol Energy where he held a number of executive and operational roles, the last of which was Vice President—Operations. Mr. Scheller holds a Juris Doctor degree from Duquesne University, a Master of Business Administration degree from University of Pittsburgh—Joseph M. Katz Graduate School of Business and a Bachelor of Science degree in Mining Engineering from West Virginia University.

        During the last five years, Mr. Scheller has not served as a member of any other public company board.

MICHAEL T. TOKARZ
Director since 1987

 Chairman and Presiding Director

Member—Compensation and Human Resources Committee
                  Executive Committee
                  Finance Committee
                  Nominating and Corporate Governance Committee

Mr. Tokarz, 65, has served as the Company's non-executive Chairman since December 2006. Since 2002, Mr. Tokarz has been a member of The Tokarz Group, LLC, a private merchant bank. Prior to this, from 1996, Mr. Tokarz was a senior General Partner and Administrative Partner at Kohlberg Kravis Roberts & Co., a private equity firm specializing in management buyouts. Mr. Tokarz received a Bachelor of Arts degree with high distinction in Economics and a Master of Business Administration degree in Finance from the University of Illinois. In 2007, Mr. Tokarz was honored by the Outstanding Directors Exchange (ODX) as an Outstanding Director of the Year.

        During the last five years, Mr. Tokarz has served as a director of Walter Investment Management Corp., a mortgage servicer and mortgage portfolio owner (2009-present), Mueller Water Products, Inc., a manufacturer and marketer of water infrastructure and flow control products (2006-present), MVC Capital, Inc., a registered investment company (2004-present), CNO Financial Group, Inc., an insurance provider (2003-present), IDEX Corporation, a manufacturer of engineered specialty industrial products (1987-present), and Dakota Growers Pasta Company, Inc., a manufacturer and marketer of dry pasta products (2004-2010).

A.J. WAGNER
Director since 2007

Chairman—Compensation and Human Resources Committee
Member—Environmental, Health and Safety Committee

Mr. Wagner, 64, served in various executive capacities for Ford Motor Company, a global automotive company, beginning in 1973, culminating in his appointment as President of Ford Motor Credit North America and Vice President of Ford Motor Company prior to his retirement in 2007. Mr. Wagner has served as President and CEO of AJ Wagner & Associates, LLC, a business consulting organization specializing in automotive, financial, lending and insurance advisory services, since 2007. Mr. Wagner received a Bachelor of Science degree in Finance with highest honors from the University of Wisconsin and a Master of Business Administration degree from the University of Detroit.

        During the last five years, Mr. Wagner has not served as a member of any other public company board.

Required Vote for Election and Recommendation of the Board of Directors

        In an uncontested election of directors, to be elected, a director nominee must receive affirmative votes representing a majority of the votes cast by the holders of shares present in person or represented by proxy at our Annual Meeting and entitled to vote on the matter (a "majority vote"). In a contested election of directors, to be elected, a director nominee must receive a plurality of the votes cast by the holders of shares present in person or represented by proxy at our Annual Meeting and entitled to vote on the matter. A "contested election" is an election in which the number of nominees for director submitted in accordance with the Company's By-laws is greater than the number to be elected. A majority of votes cast shall mean that the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election. Under a majority voting standard, abstentions and broker non-votes are not counted as votes "for" or "against" a director nominee and will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owner, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owner of the shares.

Our Board of Directors recommends that stockholders vote "FOR"
the election of each of the eight nominees for director named above.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act")), and the related rules of the Securities and Exchange Commission (the "SEC"), we are including in these proxy materials a proposal for stockholders to approve, in a non-binding, advisory vote, the compensation of our named executive officers as disclosed on pages 29 to 67 of this Proxy Statement.

        The guiding principle of our executive compensation policies and practices continues to be to pay for performance. Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our stockholders. We urge you to read the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2014 compensation of our named executive officers.

        The text of the resolution in respect of this proposal is as follows:

        "Resolved that the compensation paid to the Company's named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby approved."

Required Vote for Approval and Recommendation of the Board of Directors

        Because this vote is advisory and not binding on the Board of Directors, the Board and the Compensation and Human Resources Committee (the "Compensation Committee") will review and consider the voting results, as well as other communications from stockholders relating to our compensation practices, and take them into account in future determinations concerning our executive compensation programs. The affirmative vote of holders of a majority in voting power of the Company's shares present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter will be considered to determine the outcome of this proposal. Abstentions from voting will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owner, may not exercise discretion in voting on this matter and may only vote as instructed by the beneficial owner of the shares on this proposal.

Our Board of Directors recommends that
stockholders vote "FOR" the approval of the compensation of our named executive officers.

 PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm for the Company to audit its consolidated financial statements and effectiveness of internal control over financial reporting for the fiscal year ending December 31, 2015. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Board, at the request of the Audit Committee, has decided to ascertain the position of the stockholders on the appointment. If the appointment is not ratified by an affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at this Annual Meeting, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following year.

        One or more representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Required Vote for Approval and Recommendation of the Board of Directors

        The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015 will be ratified if approved by the affirmative vote of holders of a majority in voting power of the Company's shares present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter. Abstentions from voting will have the same effect as a vote against this proposal. Brokers, as nominees for the beneficial owner, may exercise discretion to vote on this proposal without instruction of the beneficial owner of the shares. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

Our Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of the independent registered public accounting firm.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors

        The Board of Directors has general oversight responsibility for the Company's affairs and is guided in its duties and responsibilities pursuant to Delaware law, the Company's Amended and Restated Certificate of Incorporation (the "Charter"), By-laws, Corporate Governance Guidelines and other Company policies, as well as applicable rules and regulations of the SEC, NYSE and other regulatory authorities. The members of the Board are elected by the Board and the stockholders to oversee the management and strategic objectives of the Company's businesses to ensure that the long-term interests of the stockholders are being served.

Composition of the Board

        Under our By-laws, the number of directors on our Board is fixed at not less than five nor more than 13, and may be increased or decreased from time to time by resolution of our Board. Currently the Board is comprised of nine members and will be reduced to eight members effective as of the date of the Annual Meeting. Our Board is elected annually, and each elected director will continue to serve until the next annual stockholders' meeting and until his or her successor has been elected and qualified.

        Directors are chosen for their ability to contribute to the broad range of issues that come before the Board and its committees. Our Board of Directors seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to effectively satisfy its responsibilities to the stockholders. Directors to be nominated by the Company for election at the annual stockholders' meeting each year are approved by the Board of Directors upon recommendation by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee considers candidates for Board membership from recommendations by third-party executive search firms and candidates recommended by stockholders and by management, as well as recommendations from its committee members and other members of the Board. The Nominating and Corporate Governance Committee considers various competencies when considering nominees for Board service, each taken into account at the point in time and to the extent to which a candidate would complement or satisfy a present need on the Board or its committees.

        The Nominating and Corporate Governance Committee has no specific requirements regarding diversity or age with respect to prospective nominees, but rather considers the experience, qualifications, attributes and skills a prospective nominee offers, taking into account the extent to which the nominee would be a valuable addition to the Board or the Board's committees. The Nominating and Corporate Governance Committee considers various factors in its review, including an assessment of the prospective nominee's independence, skills, professional accomplishments, experience and industry background, personal and professional integrity, diversity of opinion, relevant knowledge about the issues affecting the Company's businesses and industry, and the prospective nominee's ability to dedicate sufficient time to the performance of his or her duties on the Board. If the Nominating and Corporate Governance Committee decides to proceed with further consideration, members of the Nominating and Corporate Governance Committee, as well as other members of the Board as appropriate, may interview the nominee. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to whether the Board or the stockholders, as applicable, should elect the new director.

Process for Stockholders to Recommend Director Nominees

        A stockholder who wishes to have the Nominating and Corporate Governance Committee consider a prospective nominee should notify the Company's Corporate Secretary in writing by delivering a notice that contains the information specified in Article I, Section 2 of the Company's By-laws relating to stockholder nominations, along with any supporting material the stockholder deems appropriate. For a description of the procedures to be followed, see "Other Matters—2016 Stockholder Proposals or Nominations" on page 73 and the Company's By-laws. The Company's Corporate Governance Guidelines and the Nominating and Corporate Governance Committee charter set forth factors that the Board and the Nominating and Corporate Governance Committee may consider in evaluating a director nominee, regardless of the nominating party. It is the Nominating and Corporate Governance Committee's general policy to welcome and consider any and all recommendations. The Company's By-laws, Corporate Governance Guidelines and Nominating and Corporate Governance Committee charter can be found on the corporate governance section of the "Investors" page of the Company's website at www.walterenergy.com.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines to assist the Board and its committees in the exercise of their responsibilities. The Corporate Governance Guidelines, which can be found on the corporate governance section of the "Investors" page of the Company's website at www.walterenergy.com, set forth guiding principles and provide a flexible framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, Board functions and responsibilities, management succession, Board membership and independence, Board meetings and Board committees, access to management, employees and outside advisors, director orientation and continuing education, and annual performance evaluations. The Nominating and Corporate Governance Committee regularly reviews and provides recommendations to the Board on the Corporate Governance Guidelines, and the full Board approves changes as it deems appropriate.

Board Leadership Structure

        The Board does not have a policy as to whether the role of Chairman and Chief Executive Officer should be separate or whether the Chairman should be a management or a non-management director. The Nominating and Corporate Governance Committee may, from time to time, make recommendations to the Board regarding the leadership structure of the Board, including the position of Chairman. The Corporate Governance Guidelines provide that the Board may establish the position of "lead" director or "presiding" director, who shall be an independent director and be elected by a majority of the independent directors.

        Since 2006, the roles of the Chairman and the Company's Chief Executive Officer have been held separately. The Board believes that this leadership structure promotes strategy development and execution, and facilitates information flow between management and the Board. Mr. Tokarz serves as non-executive Chairman and Mr. Scheller serves as Chief Executive Officer. As the non-executive Chairman, Mr. Tokarz acts as the key liaison with the Chief Executive Officer, assists in setting the agenda for, and presides over, all meetings of the Board and the executive sessions of the independent directors, communicates the Board of Directors' feedback to the Chief Executive Officer and presides over all meetings of stockholders.

Director Independence

        Our Corporate Governance Guidelines provide that a substantial majority of the Board's directors shall be determined independent under applicable criteria established by the NYSE and the SEC. These Corporate Governance Guidelines also provide that the Board, with the assistance of the Nominating and Corporate Governance Committee, shall perform an annual review of the independence of each director and director nominee and make an affirmative determination as to each such director's independence. The Board has determined that all of the Company's directors and director nominees, other than Mr. Scheller, have no material relationship with the Company and are independent under applicable NYSE criteria. Mr. Scheller serves as the Company's Chief Executive Officer and has not served and does not serve on the

Company's Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, Environmental, Health & Safety Committee, or Finance Committee.

        The Board monitors and reviews at least once annually the commercial, industrial, banking, charitable and other relationships that directors may have with the Company to determine whether the directors are independent in accordance with applicable rules under the NYSE, SEC and the Internal Revenue Code of 1986, as amended (the "Code").

        Each year, our directors complete a questionnaire that, among other things, elicits information to assist the Board, with the assistance of the Nominating and Corporate Governance Committee, in assessing whether the directors meet the applicable independence standards. Using these responses and other information, the Nominating and Corporate Governance Committee evaluates, with regard to each director, whether the director currently has or had any (1) employment or professional relationship that, in and of itself, would, pursuant to the Company's independence standards, require a conclusion that the director is not independent and/or (2) employment or professional relationship with any organization with which the Company has or had a relationship, where the organization made or received payments from the Company. If a director has or had a relationship with an organization which made or received payments from the Company, information regarding the amount of such payments is provided to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then determines whether the amount of any such payments requires, pursuant to the applicable independence standards or otherwise, a conclusion that the director is not independent. Furthermore, the Nominating and Corporate Governance Committee discusses any other relevant facts and circumstances regarding the nature of these relationships to determine whether other factors, regardless of the independence requirements, might impede a director's independence and makes a recommendation to the Board regarding the director's independence.

        The Board has determined that each member of the Audit Committee satisfies the independence and financial literacy requirements of the NYSE and the SEC, and each qualifies as an "audit committee financial expert" for purposes of the rules and regulations of the SEC. The Audit Committee charter provides that no member of the Audit Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee. No Audit Committee member currently serves on the audit committees of more than three public companies, including the Company.

        The Board has also determined that each member of the Compensation Committee is a "non-employee director" under the requirements of Rule 16b-3 under the Exchange Act and an "outside director" under Section 162(m) of the Code.

Compensation Committee Interlocks and Insider Participation

        During the year ended December 31, 2014, members who served on our Compensation Committee included Messrs. Beatty (who resigned on May 27, 2014), Kriegshauser, Tokarz and Wagner.

        No member of our Compensation Committee during 2014 was an employee or officer or former employee or officer of the Company or had any relationships requiring disclosure under Item 404 of Regulation S-K.

        None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or its Compensation Committee during 2014.

Certain Relationships and Related Person Transactions

        The Board has adopted a written policy and written procedures for the review, approval and monitoring of transactions involving the Company and related persons as defined in the policy. The related person transaction policy requires:

  •
  that any transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K in which the Company was or is to be a participant and a related person has a material direct or indirect interest and which exceeds $120,000, such transaction referred to as a "related person transaction," and any material amendment or modification to a related person transaction, be reviewed and approved or ratified by a committee designated by the Board composed solely of independent directors who are disinterested or by the disinterested members of the Board; and

  •
  that any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee or recommended by the Compensation Committee to the Board for approval.

        In connection with the review and approval or ratification of a related person transaction:

  •
  the designated committee or disinterested directors, as applicable, are to be provided with the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person's direct or indirect interest in, or relationship to, the related person transaction;

  •
  the designated committee or disinterested directors, as applicable, are to be advised as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction; and

  •
  the designated committee or disinterested directors, as applicable, are to be advised whether the related person transaction will be required to be disclosed in the Company's SEC filings. To the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with SEC rules.

        In addition, the related person transaction policy provides that, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, the designated committee or disinterested directors, as applicable, should consider whether such transaction would compromise the director's or director nominee's status as an "independent," "outside," or "non-employee" director, as applicable, under the rules and regulations of the SEC, NYSE and the Code.

        During 2014, we did not enter into any transactions with related persons that required review, approval or ratification under the related person transaction policy, and no such transactions are currently proposed.

Board Meetings

        During the year ended December 31, 2014, there were 14 meetings of the Board. In 2014, each director attended at least 89% of all Board and committee meetings on which he or she served (during the period he or she was a member).

Annual Meeting Attendance

        The Company has a long-standing policy of director attendance at the annual stockholders' meeting. Last year, all of the directors standing for election attended the annual stockholders' meeting.

The Board's Role in Risk Management

        Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for oversight of the Company's risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Each quarter, the Board of Directors receives presentations from senior management on matters involving the Company's operations and considers the risks related to strategies and business plans.

        In addition, our Board committees consider the risks within their respective areas of responsibility. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE requirements, discusses with management policies with respect to risk assessment and risk management. Additionally, a financial risk assessment is presented to the Audit Committee annually which is used to develop the internal audit plan for the coming year. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company's compensation policies and programs and reviews and discusses with management the Company's compensation policies and practices and management's assessment of whether any risks arising from such policies and practices are reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board and Board committee organization, membership and structure, succession planning and corporate governance matters. The Environmental, Health & Safety Committee assists the Board in fulfilling its oversight responsibilities with respect to risks associated with environmental, health and safety issues. The Finance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks that relate to the Company's financial policies, strategies and capital structure.

Business Ethics and Code of Conduct

        The Board has adopted a Business Ethics and Code of Conduct ("Code of Conduct"), which is applicable to all of the Company's officers (including the Company's principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions), directors and employees. The Company also has made available an Ethics Hotline, operated by an independent third party provider, where employees may anonymously report violations or suspected violations of the Code of Conduct. The Board, the Nominating and Corporate Governance Committee and the Audit Committee, as applicable, regularly review the Code of Conduct and approve changes as deemed appropriate. If the Board grants any waivers from our Code of Conduct to any of our directors or officers, or if we amend our Code of Conduct, we will, if required, disclose these matters through the "Investors" page of our website on a timely basis. The Code of Conduct can be found on the corporate governance section of the "Investors" page of our website at www.walterenergy.com.

Stock Ownership by Directors

        Our Board of Directors is committed to stock ownership as a means to align the Company's performance with the long-term interests of the stockholders. Each non-employee director is expected to own shares of our Common Stock with a value of four times the annual cash retainer for non-employee directors. Each share of Common Stock owned by such director is deemed to have a value equal to the greater of (1) the per share trading price of our Common Stock as of the date the applicable share was acquired by the director or (2) the per share trading price of our Common Stock as of the measurement date. Shares of unvested restricted stock units are counted towards meeting these requirements. Stock ownership requirements are expected to be met within five years following the director's first election to the Board. Each of our current non-employee directors met these stock ownership requirements as of

December 31, 2014, except Ms. Henderson and Mr. Mascall, each of whom has additional time to meet the requirements. Ms. Henderson was appointed to the Board in February 2013 and has until February 2018 to meet the stock ownership requirements. Although Mr. Mascall has until April 2016 to meet the stock ownership requirements, he will no longer serve as a director effective as of the date of the Annual Meeting. Stock ownership levels for our employee directors and senior management can be found in the Executive Compensation section of this Proxy Statement.

Hedging and Pledging in Company Securities

        We have adopted a policy that prohibits directors, officers and other employees from trading in financial instruments or engaging in hedging transactions involving our securities that are designed to hedge or offset the risks of price fluctuations in the value of our Common Stock. In addition, none of our directors has pledged the Company's securities as collateral for a loan.

Communication with the Board

        The Company has several means for stockholders and others to communicate with the Board and other members of the Company, which are described in the Company's Code of Conduct and Corporate Governance Guidelines, each of which can be found on the corporate governance section of the "Investors" page of our website at www.walterenergy.com.

        Stockholders may also communicate with the Company through its Investor Relations Department by writing to 3000 Riverchase Galleria, Birmingham, Alabama 35244, by calling Investor Relations at (205) 745-2000 or by sending an e-mail to investorrelations@walterenergy.com.

Board Committees and Charters

        The Board currently has six standing committees and, upon the recommendation of the Nominating and Corporate Governance Committee, appoints the members of those committees. The standing committees include (1) the Audit Committee, (2) the Compensation Committee, (3) the Nominating and Corporate Governance Committee, (4) the Environmental, Health & Safety Committee, (5) the Finance Committee and (6) the Executive Committee. From time to time, the Board may also create ad hoc or special committees for certain purposes in addition to the six standing committees.

        Each of the standing committees of the Board is governed by a written charter, and each committee conducts an annual evaluation of its performance and its charter. The charter for each committee can be found on the corporate governance section of the "Investors" page of our website at www.walterenergy.com. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee may engage outside experts, advisers and counsel to assist the committee in its work.

        The Audit Committee Charter states that the Audit Committee shall consist of at least three members, all of whom are determined by the Board to meet the independence and financial literacy requirements of the SEC and NYSE. These requirements dictate that all Audit Committee members must be financially literate and at least one member of the Audit Committee shall be an "audit committee financial expert" in compliance with the criteria established by the SEC and NYSE.

        The Compensation Committee Charter states that the Compensation Committee shall consist of at least three members, all of whom are determined by the Board to meet the independence requirements mandated by the NYSE listing standards and must qualify as "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act and "outside directors" for purposes of Section 162(m) of the Code.

        The Nominating and Corporate Governance Committee Charter states that the Nominating and Corporate Governance Committee shall consist of at least three members, all of whom are determined by the Board to meet the independence requirements mandated by the NYSE listing standards.

        Below is a summary of the current membership and general functions of each respective committee.

Committee and Current Membership	Committee Functions
Audit Committee Patrick A. Kriegshauser, Chairman Mary R. "Nina" Henderson Jerry W. Kolb Joseph B. Leonard Meetings in 2014: 11 meetings

Each member of the Audit Committee satisfies the independence and financial literacy requirements of the SEC and NYSE, and each member also qualifies as an "audit committee financial expert" for purposes of the rules and regulations of the SEC.

The primary duties of the Audit Committee are to:

•

assist the Board in fulfilling its responsibility to the Company relating to the Company's financial reporting process and systems of internal controls and determine whether the Company's financial systems and reporting practices are in accordance with applicable requirements;

•

approve services and fees of the Company's independent auditors and monitor the services rendered and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee;

•

review and discuss with management and the independent auditors the Company's annual audited financial statements and quarterly financial statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Exchange Act reports, and the Company's earnings press releases and information related thereto;

•

discuss with management and the independent auditors our risk-assessment and risk-management guidelines and policies as well as our major financial risk exposures and the steps taken to monitor and control such exposures;

•

establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and oversee the performance of our internal audit function; and

•

prepare a report to be included in the annual proxy statement and provide other regular reports to the Board and maintain minutes or records of its meetings and activities.

The Audit Committee has adopted procedures in its Charter for pre-approving audit and permitted non-audit services provided by the Company's independent auditors and may delegate this authority to one or more of its members, provided that such member reports to the Audit Committee at its next meeting with regard to any pre-approval. In approving audit services, the Audit Committee considers whether such services are consistent with the SEC's rules on auditor independence and also considers whether the independent auditors are able to provide the most effective services, for reasons such as familiarity with the Company's current and past business, accounting systems and internal operations, and whether the services enhance the Company's ability to manage or control risks and improve audit quality.

Committee and Current Membership	Committee Functions
Compensation and Human Resources Committee A.J. Wagner, Chairman Patrick A. Kriegshauser Michael T. Tokarz Meetings in 2014: 8 meetings

Each member of the Compensation Committee satisfies the independence requirements of the NYSE, qualifies as an "outside director" under the regulations to Section 162(m) of the Code and is a "non-employee director" as defined under Rule 16b-3 under the Exchange Act.

The primary duties of the Compensation Committee are to:

•

establish, review and monitor the Company's overall compensation policies, plans and practices, review and approve annual compensation for the Company's executive officers and recommend director compensation to the Board;

•

establish and maintain the Company's equity compensation policies and practices; review and make recommendations to the Board with respect to the Company's incentive compensation, equity-based plans and pension plans; oversee the administration of the Company's equity-based compensation plans; and review and approve all equity compensation plans that are not otherwise subject to stockholder approval;

•

approve the terms of employment, retention and severance arrangements for executive officers, including change in control agreements;

•

review the Company's compensation policies and practices for all employees and discuss with management whether such compensation policies and practices incentivize unnecessary and excessive risk taking;

•

review and discuss the Compensation Discussion and Analysis with management and make a recommendation to the Board with respect to inclusion of the Compensation Discussion and Analysis in the annual proxy statement; and

•

provide regular reports to the Board and maintain minutes or records of its meetings and activities.

The Compensation Committee has expertise in, among other things, evaluating overall compensation policies, plans and practices, as well as setting compensation for executive officers; overseeing and administering equity compensation plans; and establishing employment, retention and severance arrangements for executive officers.

Committee and Current Membership	Committee Functions

The Compensation Committee uses the services of an independent compensation consultant to assist in its oversight of executive compensation programs and in setting executive officers' compensation. The use of an independent consultant is intended to provide additional assurance that the Company's executive compensation programs are reasonable and consistent with the Company's objectives. The Compensation Committee's consultant reports directly to the Compensation Committee and does not perform services for management without express approval of the Compensation Committee. The consultant regularly participates in Compensation Committee meetings, including executive sessions, and advises the Compensation Committee with respect to compensation trends and provides competitive market information to assist the Compensation Committee in its planning and designing of individual compensation awards.

In fulfilling its responsibilities, the Compensation Committee can delegate any or all of its responsibilities to a subcommittee of the committee. For a discussion concerning the processes and procedures for determining executive and director compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see "Compensation of Directors" beginning on page 24, "Compensation Discussion and Analysis—Role of Management in Compensation Decisions" on page 29 and "Compensation Discussion and Analysis—Role of Compensation Consultants in Compensation Decisions" beginning on page 31.

Nominating and Corporate Governance Committee Bernard G. Rethore, Chairman Jerry W. Kolb Michael T. Tokarz Meetings in 2014: 4 meetings

Each member of the Nominating and Corporate Governance Committee satisfies the independence requirements of the NYSE.

The primary duties of the Nominating and Corporate Governance Committee are to:

•

oversee Board selection, composition and evaluation, including the making of recommendations regarding the size and composition of the Board, the identification of qualified candidates and recommendation to the Board of candidates for Board membership, and the annual evaluation of overall Board effectiveness;

•

manage the committee selection and composition process, including the making of recommendations to the Board for members and the chairs of these committees and the establishment, monitoring and making of recommendations for the purpose, structure and operations of these committees and, as may be appropriate, the creation or elimination of additional committees;

Committee and Current Membership	Committee Functions

•

monitor and oversee corporate governance matters, including reviews and recommendations regarding our constituent documents and Corporate Governance Guidelines and monitoring of new developments in the area of corporate governance; and

•

provide regular reports to the Board and maintain minutes or records of its meetings and activities.

Environmental, Health & Safety Committee Jerry W. Kolb, Chairman Mary R. "Nina" Henderson Graham Mascall A.J. Wagner Meetings in 2014: 4 meetings	The primary duties of the Environmental, Health & Safety Committee are to:

•

review, monitor and discuss with management the status of environmental, health and safety issues, including compliance with applicable laws and regulations;

•

review periodically, and update as appropriate, the various policies and procedures of the Company regarding compliance with various environmental, health and safety laws, regulations and rules and assess the effectiveness of the Company's health, safety and environmental policies, programs and initiatives;

•

review assessments of and discuss with management the Company's material environmental, health and safety risks and the Company's implementation of appropriate strategies to manage such risks, including internal and independent environmental, health and safety audits; and

•

provide regular reports to the Board and maintain minutes or records of its meetings and activities.

Finance Committee Patrick A. Kriegshauser, Chairman Jerry W. Kolb Joseph B. Leonard Michael T. Tokarz Meetings in 2014: 2 meetings	The primary duties of the Finance Committee are to:

•

review management's policies relating to the Company's capital allocation, major capital spending, credit agreements, borrowings and short-term investment policies, and oversee the Company's compliance with debt covenants;

•

review and discuss with management alternatives regarding the Company's capital structure, annual financing plans, annual dividend policy, actions on stock splits and repurchases, current and projected expenditure requirements and the issuance of debt and equity securities;

•

evaluate counterparty credit risk and market risks associated with interest rate swaps and any other swap arrangements or derivative transactions;

•

review and discuss with management the Company's insurance coverages, including property and casualty and directors' and officers' liability; and

•

provide regular reports to the Board and maintain minutes or records of its meetings and activities.

Committee and Current Membership	Committee Functions
Executive Committee Walter J. Scheller, III, Chairman Joseph B. Leonard Bernard G. Rethore Michael T. Tokarz No Meetings in 2014

The primary duty of the Executive Committee is to exercise those powers of the Board as delegated by the Board with respect to the management of the business and affairs of the Company when it is not practical for the full Board to meet to review or act upon a matter. The Executive Committee may not exercise powers or authority delegated to any other committee of the Board or any power limited by the Company's organizational documents, law, rule or regulation then in effect. The Executive Committee is required to provide regular reports to the Board and maintain minutes or records of its meetings and activities.

Corporate Governance Resources

        The Company maintains a corporate governance link on the "Investors" page of its website at www.walterenergy.com that includes information about corporate governance. The following documents are currently included on the website:

  •
  Charter;

  •
  By-laws;

  •
  Corporate Governance Guidelines;

  •
  Business Ethics and Code of Conduct;

  •
  Insider Trading Policy;

  •
  Anti-Bribery and Anti-Corruption Law Compliance Policy;

  •
  Public Disclosure and Media Inquiry Policy; and

  •
  Charters of each of the standing committees of the Board.

        Stockholders may also request free print copies of these documents as well as the Company's Proxy Statement and Annual Report by writing to the Corporate Secretary, Earl H. Doppelt, Walter Energy, Inc., 3000 Riverchase Galleria, Birmingham, Alabama 35244.

COMPENSATION OF DIRECTORS

        The Compensation Committee evaluates and recommends to the Board the compensation to be paid to our non-employee directors. The Compensation Committee has determined that a combination of cash and equity-based incentive compensation should be used to attract and retain qualified candidates to serve on our Board of Directors.

        In setting director compensation, the Compensation Committee receives input from its independent compensation consultant to assess the competitiveness of our non-employee director compensation. The Compensation Committee uses the compensation consultant's access to external market data to determine the pay practices of similarly situated companies in respect of their directors. The Compensation Committee uses the data prepared and presented by the outside compensation consultant as a reference point or guideline in determining director fees and equity awards and then makes a recommendation to the Board.

        Director compensation is reviewed annually to determine the appropriateness of the components, amounts and form of compensation. The Compensation Committee recommended and the Board agreed that compensation for non-employee directors would not be increased during 2014. The compensation paid to our non-employee directors for 2014 is set forth below:

  •
  $55,000 annual base retainer (our Chairman receives twice this amount);

  •
  $1,500 Board meeting fee for each meeting attended;

  •
  $1,500 committee meeting fee for each committee meeting attended;

  •
  $15,000 annual retainer for the chairman of our Audit Committee;

  •
  $10,000 annual retainer for the chairman of our Compensation Committee;

  •
  $5,000 annual retainer for the chairman of our Nominating and Corporate Governance Committee, Environmental, Health & Safety Committee and Finance Committee; and

  •
  a grant of equity-based compensation having an economic value of $85,000, split equally in the form of non-qualified stock options and restricted stock units (our Chairman receives twice this amount).

        Equity compensation is typically awarded to our non-employee directors upon initial appointment to the Board and annually upon election to the Board of Directors. A non-employee director initially appointed to the Board will receive a grant of equity-based compensation having an economic value of $85,000, prorated based on the number of months from the director's initial appointment until the next annual equity grant, and will receive an annual base retainer of $55,000, prorated based on the number of quarters from the director's initial appointment until the next annual meeting at which such director is elected.

        In addition to the compensation described above, each of our directors is reimbursed for out-of-pocket expenses incurred in connection with attendance at Board, committee and stockholder meetings, including the cost of travel, lodging, food and related expenses, and participation in director education programs.

        Non-employee directors were awarded equity during 2014 and will be awarded equity going forward under the Company's 2014 Long-Term Incentive Plan, as it may be amended from time to time (the "2014 Incentive Plan"), which was approved by the Board of Directors and the Company's stockholders and became effective April 24, 2014. Prior to 2014, equity grants to non-employee directors were made under the Company's Amended and Restated 2002 Long-Term Incentive Award Plan (the "2002 Award Plan"). Stock options and restricted stock units granted to non-employee directors under both the 2014 Incentive Plan and the 2002 Award Plan vest in three equal installments on the first, second and third anniversary of the grant date, and the stock options have a ten year term. Additionally, stock options and restricted stock units granted to a non-employee director under the 2002 Award Plan and 2014 Incentive Plan will, by their terms, be immediately exercisable or deliverable, as the case may be, upon the retirement of the non-employee director if the director has reached age 65 and has at least five years of service as a non-employee director on the Board (the "Retirement Policy").

        With respect to equity grants under the 2002 Award Plan, subject to the Retirement Policy and other exceptions granted at the discretion of the Board, unvested stock options and restricted stock units are forfeited by the director when the director ceases to be a director of the Company for any reason, including a termination by resignation, failure to be re-elected, death, disability or retirement. In October 2013, each non-employee director's outstanding stock option agreement granted under the 2002 Award Plan was amended to provide that, notwithstanding the post-termination exercise periods provided for in the stock option agreement, following termination of directorship for any reason other than for "cause," vested stock options will remain exercisable until the 10th anniversary of the grant date.

        With respect to stock options granted under the 2014 Incentive Plan, if a non-employee director is terminated for "cause," all outstanding awards shall immediately terminate and expire. If the directorship is terminated due to death or disability, all unvested options shall immediately vest and remain exercisable until the 10th anniversary of the grant date, and, subject to the Retirement Policy, if the directorship is terminated for any other reason, all unvested options shall immediately terminate and expire and all vested options shall remain exercisable until the 10th anniversary of the grant date. With respect to restricted stock units granted under the 2014 Incentive Plan, if the directorship is terminated due to death or disability, all unvested restricted stock units shall immediately vest, and, subject to the Retirement Policy, if the directorship is terminated for any other reason, all unvested restricted stock units shall immediately terminate and expire.

        Directors who are employees of the Company do not receive additional compensation for their service on the Board.

        The Company does not have a retirement plan for non-employee directors. Directors may elect to defer all or a portion of their cash compensation under the Company's Amended and Restated Directors' Deferred Fee Plan, as it may be amended from time to time (the "Directors' Deferred Fee Plan") described below.

        Directors are subject to a stock ownership target as described under "Corporate Governance and Board Matters—Stock Ownership by Directors."

Deferred Compensation

        Non-employee directors may defer all or part of their annual retainer, meeting and committee fees in the form of an income account or a stock equivalent account, or both, under the Directors' Deferred Fee Plan. If a director elects the income account, the director's fees are credited as a dollar amount to the director's income account on the date such fees would otherwise have been paid and the account is credited quarterly with interest at an annual rate equal to the yield of a 10-year U.S. Treasury Note as of the beginning of such calendar quarter plus 1%. If a director elects the stock equivalent account, director's fees otherwise payable during a calendar quarter are converted to stock equivalent shares equal in number to the number of shares of Common Stock, or fraction thereof, to the nearest one hundredth of one share, which could be purchased with the dollar amount of such fees at the closing market price of the Common Stock on the first business day of the following calendar quarter, or if that date is not a trading day, on the next trading day. If the Company declares and pays a cash dividend on its Common Stock, the stock equivalent account is credited with stock equivalent shares equal in number to the number of shares of Common Stock, or fraction thereof, to the nearest one hundredth of one share, which could have been purchased with the cash dividend, which would have been payable had the participant been the actual owner of the number of shares of Common Stock credited to his account as of the payment date for such dividend. In order to prevent dilution or enlargement of the benefits or potential benefits intended under the plan and subject to Section 409A of the Code, stock equivalent shares will be appropriately adjusted in the event of any stock dividend, stock split or any other similar changes in the Common Stock. The Directors' Deferred Fee Plan is an unfunded and unsecured liability of the Company, and benefits will be paid from the Company's general assets. Accordingly, participants are general unsecured creditors of the Company with respect to the benefits. Currently, Mr. Tokarz is the only participant in the Directors' Deferred Fee Plan and has elected to defer the cash portion of his director fees into a stock equivalent account.

        The Directors' Deferred Fee Plan was amended in 2008 to comply with Section 409A of the Code. Such amendments included changes clarifying the timing and implementation of deferral elections and providing that the payment of benefits will be subject to a six-month delay at the time of termination. The Directors' Deferred Fee Plan was also amended to provide that payments from the stock equivalent account are distributed in the form of Common Stock with fractional shares to be cashed out at fair market value the day before distribution and paid in cash. Previously the stock equivalent account was paid out in cash. The amendments were not intended to materially increase the benefits payable under the Directors' Deferred Fee Plan.

        In the event of termination, including death, payments under the Directors' Deferred Fee Plan are payable on the first day of the seventh month following the termination event unless the director has elected to receive payment in any year following his or her 72nd birthday or the year following his or her termination of services, in which case payments would commence upon the later of January 15th of the year elected by the participant or on the first day of the seventh month following the termination event. Payments will be in a lump sum in the event of death or on the date specified by the election of the director, unless the director elects to receive payments in the form of installments over five, ten or 15 years.

        The following table provides compensation information for the non-employee members of our Board for the year ended December 31, 2014.

2014 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David R. Beatty(3)	44,000	42,498	34,888	—	—	0	121,386
Mary R. "Nina" Henderson	98,500	42,498	34,888	—	—	0	175,886
Jerry W. Kolb	108,000	42,498	34,888	—	—	0	185,386
Patrick A. Kriegshauser	122,500	42,498	34,888	—	—	0	199,886
Joseph B. Leonard	91,000	42,498	34,888	—	—	0	168,386
Graham Mascall	80,500	42,498	34,888	—	—	0	157,886
Bernard Rethore	87,000	42,498	34,888	—	—	0	164,386
Michael Tokarz(4)	152,000	85,003	69,780	—	—	0	306,783
A.J. Wagner	104,000	42,498	34,888	—	—	0	181,386

(1)
Represents the aggregate dollar amount of fees earned or paid in cash for serving as a director, including annual retainers, meeting fees and committee fees. Each director, other than Mr. Tokarz, received all of such director's retainers and fees in cash. Mr. Tokarz, as a participant in the Directors' Deferred Fee Plan, received the cash portion of his retainers and fees in the form of stock equivalent shares as further described in footnote (4) below.

(2)
Non-employee directors are awarded equity compensation under the 2014 Incentive Plan upon initial appointment to the Board and annually following their re-election to the Board at the annual stockholder meeting. A non-employee director initially appointed to the Board will receive a grant of equity-based compensation having an economic value of $85,000, prorated based on the number of months from the director's initial appointment until the next annual equity grant. Equity is awarded to directors in a dollar-denominated amount that is then translated into a number of shares, with the value split equally between stock options and restricted stock units. Following the annual stockholder meeting in 2014, each elected director was awarded equity-based compensation having an economic value of $85,000, with Mr. Tokarz, as Chairman, receiving twice this amount.

  The amounts in the table above reflect the grant date fair values of restricted stock units and non-qualified stock options awarded in 2014 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("Accounting Standards Codification Topic 718"). Assumptions used in the calculation of these amounts are set forth in Note 6 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The grant date fair value of the restricted stock units and stock options granted on April 24, 2014 to each non-employee director was $42,498 and $34,888, respectively, with Mr. Tokarz, as Chairman, receiving twice these amounts.

(3)
Mr. Beatty resigned from the Board, effective May 27, 2014.

(4)
Mr. Tokarz deferred the receipt of all cash compensation reflected in the Fees Earned or Paid in Cash column in the table above, as provided in the Company's Directors' Deferred Fee Plan. At his election, all retainers and fees earned and payable in cash in 2014 have been credited to a stock equivalent account. The amount reflected the Fees Earned or Paid in Cash column in the table above does not include the stock equivalent shares Mr. Tokarz received in lieu of cash dividends paid on the Company's Common Stock, because Mr. Tokarz's account is credited with stock equivalent shares equal in number to the number of shares of Common Stock which could have been purchased with the cash dividend on the dividend payment date and are not preferential. As of December 31, 2014, Mr. Tokarz had 100,700 stock equivalent shares credited to his stock equivalent account.

        As of December 31, 2014, our non-employee directors had outstanding the following vested restricted stock units, unvested restricted stock units and vested and unvested non-qualified stock options.

Name	Vested Restricted Stock Units (#)	Unvested Restricted Stock Units (#)	Vested and Unvested Non- Qualified Stock Options (#)
Mary R. "Nina" Henderson	—	7,180	13,357
Jerry W. Kolb(1)	7,296	—	41,166
Patrick A. Kriegshauser	—	7,296	39,161
Joseph B. Leonard(1)	7,296	—	27,678
Graham Mascall	—	7,296	15,180
Bernard Rethore(1)	7,296	—	20,681
Michael Tokarz(1)	14,595	—	94,326
A.J. Wagner	—	7,296	36,275

(1)
As of December 31, 2014, Messrs. Kolb, Leonard and Rethore each had 7,296 unvested restricted stock units, which are deemed vested, and each had 11,907 unvested non-qualified stock options, which are deemed vested, as each of Messrs. Kolb, Leonard and Rethore has satisfied the requisite minimum years of service and age. Mr. Tokarz had 14,595 unvested restricted stock units, which are deemed vested, and 23,815 unvested non-qualified stock options, which are deemed vested, as Mr. Tokarz has satisfied the requisite minimum years of service and age. These amounts are reflected in the Vested Restricted Stock Units and Vested and Unvested Non-Qualified Stock Options columns of the table above and are included in the "Ownership of Directors and Executive Officers" table beginning on page 71.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

        The Compensation and Human Resources Committee (the "Compensation Committee") has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee's review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

        This report is provided by the following independent directors who comprise the Compensation Committee:

                      THE COMPENSATION AND HUMAN
                      RESOURCES COMMITTEE

                      A.J. WAGNER, Chairman
                      PATRICK A. KRIEGSHAUSER
                      MICHAEL T. TOKARZ

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis explains the material elements of compensation paid to the named executive officers included in the compensation tables which follow. This Compensation Discussion and Analysis also describes the compensation objectives, policies and decisions of the Compensation Committee and describes the manner and context in which compensation is awarded to and earned by our named executive officers.

2014 Overview

        In 2014, the Company's senior executives, under the leadership of Walter J. Scheller III, the Company's Chief Executive Officer, continued to drive excellence throughout the organization. Their efforts were undertaken in the face of an extremely challenging metallurgical coal pricing environment. The Company's Board of Directors believes this is the right team to lead the Company in executing its business plans and strategic initiatives. The Board further believes that the Company is well-positioned to capitalize on opportunities when global markets recover.

        In 2014, the senior management team remained intact with the exception of Daniel P. Cartwright, President, Canadian Operations, who resigned effective July 31, 2014 due to the Company's decision to idle its Canadian operations in April 2014. Our executive officers, in addition to Mr. Scheller, include William G. Harvey, Executive Vice President and Chief Financial Officer; Earl H. Doppelt, Executive Vice President, General Counsel and Secretary; Michael T. Madden, Senior Vice President and Chief Commercial Officer; Richard A. Donnelly, President, Jim Walter Resources, Inc.; and Thomas J. Lynch, Senior Vice President, Human Resources.

        The elements and amount of compensation for the named executive officers for 2014 remained aligned with the Company's policy and practice to target market median levels and pay for performance. The Company believes it compensates its executives in a manner consistent with its strategy, competitive practice, sound corporate governance principles and stockholder interests and concerns, with at-risk cash compensation tied to the Company's financial, operational and safety performance, as well as individual achievements. In addition, long-term incentive awards comprise a large part of the compensation mix in order to align the named executive officers' interests to that of the stockholders and invest the executives in the Company's long-term growth.

Compensation in Context: Company Performance in 2014

        2014 presented continued significant challenges for the coal industry. Although demand for metallurgical coal remained relatively steady, Australian production continued to increase and pricing for metallurgical coal declined. For premium hard coking coal, the quarterly settlement price fell from $143 per tonne in the first quarter of 2014 to $119 per tonne in the fourth quarter of 2014, representing a 17% decline.

        The Company reacted decisively to these challenges and focused on areas within its control, such as idling its Canadian operations, decreasing production at certain mines and reducing costs and capital expenditures. The Company also completed financing transactions that improved its balance sheet and liquidity position. The Company took these actions while maintaining and executing on its strong commitment to safety.

        The following list highlights the Company's key accomplishments during 2014:

  •
  We continued to improve on our safety performance during the year, reducing our reportable incidents by 17%. Our West Virginia operations as well as our Wolverine mine in Canada received several prestigious safety awards, and the Company's Alabama operation won numerous awards in the state's annual mine rescue competition.

  •
  We reduced metallurgical coal production costs by reducing cash cost of sales per ton by 13% and cash cost of production per ton by 8% compared with the prior year.

  •
  We exceeded our target for selling, general & administrative ("SG&A") expenses, lowering SG&A expenses to $72 million for the full year, a reduction of 28% compared with 2013.

  •
  We reduced capital expenditures to $95 million in 2014, down from $154 million in 2013.

  •
  We sold our Blue Creek Terminal for $25 million and amended and extended our coal handling agreement with the Alabama Port Authority.

  •
  We completed notes offerings totaling $870 million in 2014, improving the Company's debt maturity profile and enhancing our liquidity position. The Company also completed three debt-for-equity exchange transactions during the year issuing 9.3 million shares and paying $5.2 million in exchange for the retirement of $112 million in debt and reducing future annual cash interest expense by approximately $11.0 million. The Company ended 2014 with liquidity of approximately $481 million.

Guiding Principles

        The Company maintains an executive compensation program for its executive officers, including its named executive officers, which is heavily focused on pay for performance. The design and operation of the program reflects the following objectives:

  •
  Recruiting and retaining highly qualified executive officers;

  •
  Implementing stretch performance targets that lead to value creation; and

  •
  Aligning our executives' interests with our stockholders' interests.

        These objectives are achieved through the following compensation principles:

  •
  Setting compensation levels to reflect competitive market practices determined by appropriate market reference points;

  •
  Linking annual incentive awards to achievement of short-term financial, safety and operational results that align with the Company's long-term strategic objectives;

  •
  Managing the Company for the long-term by aligning executive officer compensation, the majority of which is delivered in long-term incentive awards, with the long-term interests of the stockholders;

  •
  Tying at-risk compensation made in the form of cash and equity-based awards to the Company's financial, operational and safety performance and total shareholder return; and

  •
  Ensuring that executive officers and members of the Board maintain defined ownership positions in the Company's stock.

Oversight of Compensation Program

        The Compensation Committee has oversight responsibility for the Company's executive compensation programs. The Compensation Committee is responsible for reviewing and approving annually all compensation decisions affecting executive officers of the Company, including our named executive officers.

        The Compensation Committee recognizes the importance of the development and administration of the Company's compensation and benefit programs and in carrying out its primary duties performs the functions described beginning on page 20 of this Proxy Statement.

        The Compensation Committee does not delegate any of its duties. Company management and the independent compensation consultant provide recommendations to the Compensation Committee regarding compensation matters at the request of the Compensation Committee.

Role of Management in Compensation Decisions

        In determining compensation for the executive officers, the Compensation Committee may consult with the Company's executive officers at various times during the year to provide the Compensation Committee with information. The Compensation Committee also performs its own assessment of the individual performance of each executive officer. The Compensation Committee may also request input from the Chief Executive Officer, other members of the Board and the other committees of the Board as part of the Compensation Committee's evaluation of the executive officers and other key Company employees and their achievement of performance objectives. At the Compensation Committee's request, the Chief Executive Officer will review and discuss the performance and compensation of the Company's other named executive officers. Executive officers, including the Chief Executive Officer, are neither consulted about their respective compensation nor present for the discussions or decisions regarding their own compensation. The Compensation Committee may also consider the recommendations of the executive officers regarding total compensation for those key employees reporting to them. The Compensation Committee is assisted in the administration of its decisions by the Company's principal human resources executive officer. Notwithstanding this input, the Compensation Committee retains full discretion to approve the compensation of the Company's executive officers.

Role of Compensation Consultants in Compensation Decisions

        The Compensation Committee relies on the expertise of an independent compensation consultant, which it engages directly to provide market and peer group information to assist the Compensation Committee in developing compensation programs and compensation decisions for the Company's non-employee directors and executive officers. To maintain the independence of the compensation consultant and any advice regarding executive compensation, the Compensation Committee maintains a policy that prevents management from directly engaging the consultant for any projects without the prior approval of the Chairman of the Compensation Committee. The Compensation Committee reviews the types of services provided by the consultant and all fees paid for those services on a regular basis. Pay Governance LLC ("Pay Governance") is the Compensation Committee's compensation consultant and served in that capacity throughout 2014. Other than the advice provided to the Compensation Committee on executive compensation and on director compensation described under "Compensation of Directors" above, neither Pay Governance nor any of its affiliates provided additional services to the Company or any of its affiliates in 2014. The Compensation Committee has assessed the independence of Pay Governance pursuant to the SEC's and NYSE's rules and concluded that the work Pay Governance has performed does not raise any conflict of interest.

        Management consulted with Towers Watson & Co. ("Towers Watson") in 2013 and early 2014 regarding the structure and elements of the compensation program for senior management, including the named executive officers. Towers Watson participated telephonically in one meeting of the Compensation Committee in January 2014 and did not provide any additional services to the Company or any of its affiliates in 2014. Management assessed the independence of Towers Watson pursuant to the SEC's rules and concluded that the work Towers Watson performed did not raise any conflict of interest.

        The Compensation Committee uses its compensation consultant's access to external market data described below to understand the pay practices of similar companies with respect to their named executive officers. The Compensation Committee uses the data prepared and presented by its outside compensation consultant as a reference point in determining the levels of fixed and incentive-based executive compensation. Actual compensation may be higher or lower than the compensation for executives in similar positions at comparable companies based on the performance, skills, experience and specific role of the executive officer in the organization.

        The Compensation Committee's determinations regarding executive compensation awarded in 2014 are described below, and material program changes for 2015 are described under "—Cash Incentive Compensation for 2015."

Peer Group Benchmarking

        Pay Governance provides the Compensation Committee with market information and assists the Compensation Committee in understanding the competitive market for the Company's executive positions. The composition of the peer group is reviewed annually. Pay Governance assists the Compensation Committee by compiling a list of companies with similar business focus which are likely to compete with the Company for executive talent. The Compensation Committee works with Pay Governance to ensure that the peer group is of an appropriate size and breadth to provide relevant data on an annual basis so as to mitigate any impact of unanticipated changes in the included companies' structure or compensation programs.

2014 Peer Group

        The Company, with the input of Pay Governance, evaluates the Company's direct coal-based peers, metal and mining industry peers and cyclical commodity industry peers, as appropriate, to ensure that the peer scope used to assess the competitiveness of the Company's executive compensation remains appropriate for the Company and its businesses. The reference points used for 2014 compensation decisions included:

  •
  Direct coal-based peers:  coal mining industry peers used by the Company for executive and director compensation benchmarking purposes. This group included the following companies:
    •
    Alliance Resource Partners, L.P.
    •
    Alpha Natural Resources, Inc.
    •
    Arch Coal, Inc.
    •
    Cliffs Natural Resources, Inc.
    •
    Cloud Peak Energy Inc.
    •
    CONSOL Energy Inc.
  •
  James River Coal Company
  •
  Patriot Coal Corporation
  •
  Peabody Energy Corporation
  •
  PVR Partners, L.P.
  •
  SunCoke Energy Inc.
  •
  Westmoreland Coal Company
  •
  Metals and mining industry peers:
    •
    Alcoa
    •
    Carmeuse North America Group
    •
    Carpenter Technology
    •
    Century Aluminum
    •
    Cliffs Natural Resources
    •
    Cloud Peak Energy
    •
    Freeport-McMoRan Copper & Gold
    •
    Harsco
  •
  Kennametal
  •
  Kinross Gold
  •
  Martin Marietta Materials
  •
  Newmont Mining
  •
  Rio Tinto
  •
  Syngenta Crop Protection
  •
  Vulcan Materials

  •
  Cyclical commodity industry peers:  companies similar to the Company in a variety of commodity-based, cyclical sectors such as oil and gas, commodity chemicals, steel, etc.
    •
    Agrium
    •
    Air Liquide
    •
    Air Products and Chemicals
    •
    Alcoa
    •
    Americas Styrenics
    •
    Arkema
    •
    Ashland
    •
    BASF
    •
    Carmeuse North America Group
    •
    Carpenter Technology
    •
    Celanese Americas
    •
    Century Aluminum
    •
    Chemtura
    •
    Cliffs Natural Resources
    •
    Cloud Peak Energy
    •
    Dow Corning
    •
    DuPont
    •
    Eastman Chemical
    •
    Ecolab
    •
    EnCana Oil & Gas USA
    •
    Exterran
    •
    Fluor
    •
    Freeport-McMoRan Copper & Gold
    •
    H.B. Fuller
    •
    Harsco
    •
    Hunt Consolidated
    •
    International Flavors & Fragrances
    •
    ION Geophysical
  •
  Kennametal
  •
  Kinross Gold
  •
  Koch Industries
  •
  LyondellBasell
  •
  Magellan Midstream Partners
  •
  Martin Marietta Materials
  •
  Mosaic
  •
  Murphy Oil
  •
  Newmont Mining
  •
  Occidental Petroelum
  •
  OMNOVA Solutions
  •
  Polymer Group
  •
  PolyOne
  •
  Potash
  •
  PPG Industries
  •
  Praxair
  •
  Rio Tinto
  •
  Schlumberger
  •
  Solvay America
  •
  Statoil
  •
  Stepan Company
  •
  Syngenta Crop Protection
  •
  Transocean
  •
  Tronox
  •
  Valero Energy
  •
  Vulcan Materials
  •
  Westlake Chemical

        Data for each of the direct coal-based peers, metals and mining industry peers and cyclical commodity industry peers listed above was collected from proxy statements filed by these companies and the Towers Watson Executive Compensation Database for those peer companies that participated.

  •
  Other companies:  companies of a similar size to the Company and across industries that represent a broader market for executive talent drawn from the Towers Watson Executive Compensation Database. These other companies were reviewed and considered solely in order to obtain a general understanding of current compensation practices.

Compensation Data

        Compensation data for each element of executive officer compensation is prepared for and reviewed by the Compensation Committee on an annual basis and may be used at the time of promotion or other significant changes in responsibilities and in connection with special awards. The compensation data affixes dollar amounts to all components of executive officer compensation, including base salary, incentive pay, deferred compensation, equity-based compensation and other potential compensation elements, such as potential change in control severance payments. The Compensation Committee reviews the compensation data against the survey data provided by Pay Governance and, when determining compensation, may consider other factors, including the executive's experience, tenure, individual performance, business impact, affordability and potential retention concerns.

Say-on-Pay and Say-on-Frequency Results

        The Compensation Committee considered the result of the 2014 advisory, non-binding say-on-pay vote in connection with the discharge of its responsibilities. A substantial majority of our stockholders (94.5%) approved the compensation programs described in our proxy statement for the 2014 annual stockholders' meeting, so the Compensation Committee decided not to implement any significant changes to our compensation programs except to further align pay for performance by continuing to make performance-related incentive awards described below under "2014 Long-Term Equity-Based and Cash Compensation."

        In light of the voting results with respect to the frequency of stockholder votes on executive compensation at the 2011 annual stockholders' meeting, the Board decided that the Company will hold an advisory vote on the compensation of named executive officers at each annual meeting of stockholders until the next required vote on the frequency of stockholder votes on executive compensation. As the Dodd-Frank Act requires that such stockholder votes on frequency be held at least once every six years, we currently expect the next stockholder vote on frequency to occur at the Company's 2017 annual stockholders' meeting.

Compensation Elements

        The Company's executive compensation programs are structured to align the interests of stockholders and the interests of management, while appropriately meeting the needs of the Company in operating its businesses. The Company's compensation design objectives include elements such as base compensation intended to attract and retain qualified executives, as well as incentive-based ("at-risk") compensation designed to motivate, align and reward our executive officers responsible for the success of the Company. The majority of our overall compensation is variable at-risk pay, with long-term incentives making up the largest portion of this component. The Compensation Committee reviews and approves the following compensation elements for the Company's executive officers:

Base Compensation

Salary	Cash payments that provide a fixed level of cash compensation that take into account job responsibilities, experience level and competitive market data
Other Compensation

Programs that encompass health and welfare benefits and retirement benefits such as defined benefit plans and defined contribution plans, substantially similar to the basic level of benefits offered by companies in our industry and lines of business, as well as limited perquisites

At-Risk Compensation
Annual Cash Incentives

Performance-based annual incentive opportunity that rewards current-year performance for achievement of annual or quarterly financial, operational and safety goals, as well as the achievement of specific individual goals

Long-Term Equity-Based and Cash Compensation

Long-term equity-based and cash compensation that rewards for the achievement of long-term accomplishments and promotes employment retention and that is in the form of non-qualified stock options and restricted stock units or cash awards that vest either over a period of months or years or at the end of a specified period

        Additionally, in December 2014, the Compensation Committee approved the payment of cash retention awards to certain executive officers. The awards were intended to recognize excellent individual performance and retain the services of the executive officers. These retention awards are subject to repayment in the event the executive officer's employment by the Company is terminated under certain circumstances within three (3) years, as described in further detail below.

Base Compensation

Salary

        The Company has historically maintained specific salary grade levels and corresponding pay ranges for every salaried position in the Company. The Compensation Committee generally aims to set the midpoint of each element of executive officer compensation within a salary grade, as well as overall compensation for each salary grade, at approximately the 50th percentile relative to our peer group companies. The Compensation Committee reviews and approves the base salary of each executive officer on an annual basis, as well as at the time the promotion of or other change in responsibilities of such officer. In determining base salary for each executive, the Compensation Committee makes reference to the 50th percentile of our multiple market reference points but also considers the executive's responsibilities associated with his or her position, individual contribution and performance, position within the salary range, retention, experience and the Company's overall performance. Annual salary reviews of the Company's executive officers, including the named executive officers, generally occur in the beginning of the year at the time of the first regular meeting of the Compensation Committee, and any adjustments take effect on March 1 each year.

        Actual salaries earned by our named executive officers in 2014 are reflected in the Salary column of the "Summary Compensation Table" on page 51. None of the Company's named executive officers received an increase in his base salary during 2014.

At-Risk Compensation

2014 Annual Cash Incentive Compensation

        Annual incentive compensation provides executive officers, including our named executive officers and other key employees, the opportunity to earn cash upon the achievement of specific, pre-established, measurable financial, operational and safety objectives, as well as individual goals. The Compensation Committee believes that annual cash incentives motivate and provide focus on the achievement of short-term financial, strategic and individual performance goals, which ultimately lead to favorable long-term operating results and contribute to the overall value of the Company. Annual incentive compensation was awarded to certain of our executives, including our named executive officers, under the Company's 2014 Incentive Plan. Since the performance criteria and formula used to determine the maximum amount of annual bonus awards that can be paid to our named executive officers were approved by the Company's stockholders in 2014, the annual incentive compensation was designed to comply with the "qualified performance-based compensation" requirements of Section 162(m) of the Code and be fully tax-deductible. The Compensation Committee established a performance goal for 2014 of 5% of the Company's EBITDA (defined as earnings before interest, taxes, depreciation and amortization), which amount, to the extent earned in accordance with the terms of the 2014 Incentive Plan, served as the bonus pool from which payments under the 2014 Incentive Plan could be made. The Compensation Committee sets the potential maximum award for the named executive officers as a percentage of the aggregate pool on an annual basis. The Compensation Committee has discretion under the 2014 Incentive Plan to decrease but not increase the size of the award pool and the maximum award to any participant. For 2014, the Compensation Committee allocated the award pool to participating executives to establish a maximum incentive award for each executive, not to exceed 50% of the award pool for any individual and with the sum of the awards not to exceed 100% of the award pool for that year. The bonus pool determined under the 2014 Incentive Plan is not an expectation of the amount of bonuses that will actually be paid. Rather, the bonus pool and the maximum individual allocations established thereunder represent the maximum amount of bonus awards that the Compensation Committee may approve as "qualified performance-based compensation" for tax purposes pursuant to Section 162(m) of the Code.

        Because our 2014 operations resulted in EBTIDA of approximately $12.6 million, the bonus pool under the 2014 Incentive Plan was $630,000. As a result, the bonuses awarded to the named executive officers under the 2014 Incentive Plan up to their respective allocations of the bonus pool (as set forth below) are categorized as "qualified performance-based compensation," and the amounts awarded to the executives in excess of their individual allocations are categorized as discretionary bonuses.

        Each of the named executive officers was eligible to participate in the 2014 Incentive Plan award pool for 2014. Under the terms of the 2014 Incentive Plan, the participant must be employed by the Company at the time the payment is made in order to be eligible to receive the award. In addition, participation in the Employee Stock Purchase Plan was required during 2014 to receive an award under the Company's annual cash incentive plans. The 2014 award pool established under the 2014 Incentive Plan pursuant to Section 162(m) of the Code applicable to the named executive officers was allocated as follows:

Eligible Named Executive Officer	Percentage of Bonus Pool
Walter J. Scheller, III	25.0%
William G. Harvey	15.0%
Earl H. Doppelt	12.5%
Michael T. Madden	12.5%
Richard A. Donnelly	12.5%

        In 2014, the Compensation Committee increased Mr. Madden's target bonus under the 2014 Incentive Plan as part of the Company's annual review and to move him to the peer group median level. The target bonus is expressed as a percentage of the executive's base salary and, in 2014, was increased from 70% to 75% for Mr. Madden. For information on amounts that could have been earned under the 2014 Incentive Plan, see the "Grants of Plan-Based Awards" table below.

        Each year we have implemented an annual bonus program, with the program in 2014 being implemented under the 2014 Incentive Plan (the "Annual Bonus Program"). Under the Annual Bonus Program, all of the executive officers, including the named executive officers, as well as key employees not covered by the 2014 Incentive Plan award pool, are eligible to receive cash awards based on the achievement of pre-established, measurable financial, operational and safety goals and individual objectives, as applicable. For 2014, the Compensation Committee established the eligibility for cash awards based on the Company's overall operational performance as well as individual goals, with the actual amounts of the bonuses to be paid under the Annual Bonus Program based on the level of achievement of minimum, target and maximum metrics established for 2014 to measure performance of the Company's business units. The cap on maximum payouts is one of the practices and procedures the Company uses to discourage unnecessary and excessive risk taking. Each Annual Bonus Program participant had a designated target incentive opportunity, expressed as a percentage of base salary, approved by the Compensation Committee. Target incentive opportunities were established in the first quarter of 2014 and benchmarked against market data provided to the Compensation Committee by Pay Governance. Annual incentive opportunities were targeted at approximately the 50th percentile relative to the peer group of companies. Actual payouts under the Annual Bonus Program could have increased or decreased from the target incentive opportunity, subject to the terms of the 2014 Incentive Plan, depending on actual performance as compared to the performance measures.

        The Compensation Committee established the Annual Bonus Program financial, operational and safety measures for 2014, as well as the performance ranges for the Company, on a consolidated basis and for its individual business units. For 2014, Annual Bonus Program awards were measured by the following performance measures:

Performance Measures	Percentage of Target Award Opportunity (except CEO)(1)	Percentage of Target Award Opportunity (CEO)(2)
Financial Measure—Consolidated EBITDA	40%	30%
Production Measures
Production Tons	15%	6.67%
Cost per Ton	15%	6.67%
Safety Measures	15%	6.67%
Individual Performance Measures	15%	50%

Total	100%	100%

(1)
Mr. Donnelly's target award opportunity in 2014 was based on the performance of Jim Walter Resources, Inc. ("JWR") instead of the Company.

(2)
Mr. Scheller's performance measures applicable to his target award opportunity in 2014 were more heavily weighted toward individual performance in recognition of the importance of his role as the head of the Company and his efforts with respect to employees, customers, stockholders and other constituencies.

        Actual payouts under the Annual Bonus Program were based on (1) consolidated EBITDA, (2) the sum of the metric tons produced by each individual business unit, (3) the combined weighted average of each individual business unit's cost per ton, (4) the combined weighted average of each individual business unit's safety rates and (5) a participant's performance against the pre-established individual performance measures. Potential award payouts under the Annual Bonus Program ranged from zero for below threshold performance to 33% of the target award for threshold performance to 100% of the target award for performance at target to 150% of the target award for maximum performance.

        The amount of a non-CEO participant's potential Annual Bonus Program award for 2014 was calculated as follows:

        The amount of the CEO's potential Annual Bonus Program award for 2014 was calculated as follows:

        The performance measures for the named executive officers participating in the Annual Bonus Program were as follows:

			Annual Bonus Program Goals
	Weighting (except CEO)	Weighting (CEO)
Performance Measures			Threshold		Target		Maximum
Financial Measure—Consolidated EBITDA(1)	40%	30%	$75,000,000		$200,000,000		$325,000,000
Production Measures(1)
Production Tons	15%	6.67%		(3)		(3)		(3)
Cost per Ton	15%	6.67%		(3)		(3)		(3)
Safety Measures—Reportable Rates(1)	15%	6.67%	2.92		2.44		2.16
Individual Performance Measures(2)	15%	50%

Total	100%	100%			100%

(1)
To the extent that actual performance falls between the minimum and maximum performance levels corresponding to a specific performance measure, the participant receives a pro rata portion that relates to such performance measure based on interpolation between the points. Failure to meet the minimum performance threshold corresponding to a specified performance measure results in the participant not receiving any portion of the payout award related to such performance measure.

(2)
Each Annual Bonus Program participant was given individual performance objectives based on the participant's position, role and responsibilities within the organization.

(3)
Performance goals under the production measures were based on the sum of the metric tons produced by each individual business unit and the combined weighted average of each individual business unit's cost per ton. The Compensation Committee set the production measures at a target that was reasonably difficult to achieve given the business environment at the time the target was established.

        In February 2015, the Compensation Committee reviewed the Company's actual results for 2014 with respect to achievement of the performance goals. Actual results as a percentage of achievement were as follows:

Performance Measures	Target % of Weighting (except CEO)	Target % of Weighting (CEO)	% Weighting Based on Actual Achievement (except CEO)(1)	% Weighting Based on Actual Achievement (CEO)
Financial Measure—Consolidated EBITDA	40%	30%	0.0%	0.0%
Production Measures
Production Tons	15%	6.67%	14.0%	6.2%
Cost per Ton	15%	6.67%	20.4%	9.1%
Safety Measures—Reportable Rates	15%	6.67%	6.6%	2.9%
Individual Performance Measures	15%	50%	15.0%	50.0%

Total	100%	100%	55.9%	68.2%

(1)
JWR's actual achievement of its performance measures resulted in Mr. Donnelly earning 52.6% of his target award opportunity.

        As a result of the foregoing qualitative and quantitative factors, as well as the contributions made by each named executive officer, the Compensation Committee approved the following 2014 payout amounts for the named executive officers under the Annual Bonus Program, with amounts exceeding the 2014 bonus pool being paid as discretionary bonuses and not under the 2014 Incentive Plan:

Name	Target Payout as % of Salary	Threshold Award ($)	Target Award ($)	Maximum Award ($)	Actual Award ($)
Walter J. Scheller, III	100%	270,600	820,000	1,230,000	643,000
William G. Harvey	80%	129,360	392,000	588,000	266,000
Earl H. Doppelt	90%	133,947	405,900	608,850	270,000
Michael T. Madden	75%	98,505	298,500	447,750	191,554
Richard A. Donnelly	70%	79,660	241,395	362,093	143,871

2015 Annual Cash Incentive Compensation

        In 2015, the cash incentive compensation program under the 2014 Incentive Plan has been structured such that the Compensation Committee is establishing a bonus pool for each quarter, with any cash awards to be paid on a quarterly basis (the "Quarterly Bonus Program"). The Compensation Committee determined that providing a cash incentive-based compensation opportunity on a quarterly basis provides participants with additional motivation to achieve short-term financial, production and performance results, thereby enhancing the retention value of the cash incentive program, particularly given the current challenges facing the Company.

        For the first quarter of 2015, the Compensation Committee established a performance goal of 10% of the Company's EBITDA for such quarter, which amount, to the extent earned in accordance with the terms of the 2014 Incentive Plan, serves as the bonus pool for purposes of Section 162(m) of the Code from which payments under the 2014 Incentive Plan can be made for the first quarter of 2015. The Compensation Committee has discretion under the 2014 Incentive Plan to decrease but not increase the size of the quarterly award pool and the maximum award to any participant. For the first quarter of 2015, the Compensation Committee allocated the award pool to participating executives to establish a maximum incentive award for each executive, not to exceed 50% of the award pool for any individual and with the sum of the awards not to exceed 100% of the award pool for the quarter. The bonus pool and the maximum individual allocations established thereunder represent the maximum amount of bonus awards that the Compensation Committee may approve as "qualified performance-based compensation" for tax purposes pursuant to Section 162(m) of the Code.

        The award pool applicable to the named executive officers for the first quarter of 2015 was allocated as follows:

Eligible Named Executive Officer	Percentage of Award Pool
Walter J. Scheller, III	36%
William G. Harvey	17%
Earl H. Doppelt	17%
Michael T. Madden	13%
Richard A. Donnelly	11%

        Under the Quarterly Bonus Program, all of the executive officers, including the named executive officers, as well as key employees not covered by the 2014 Incentive Plan award pool, are eligible to receive cash awards based on the achievement of pre-established, measurable financial, operational and safety goals. For the first quarter of 2015, the Compensation Committee established the eligibility for cash awards based on the Company's overall operational performance, with the actual amounts of the bonuses to be paid based on the level of achievement of minimum, target and maximum metrics established for the first quarter of 2015 to measure performance of the Company's business units. Each Quarterly Bonus Program participant has a designated target incentive opportunity, expressed as a percentage of base salary, approved by the Compensation Committee, which target incentive opportunities for full year 2015 that have not changed from 2014. Target incentive opportunities for the first quarter of 2015 were established by the Compensation Committee in December 2014 and January 2015, and benchmarked against market data provided to the Compensation Committee by Pay Governance. Incentive opportunities, on an annualized basis, were targeted at approximately the 50th percentile relative to the peer group of companies. Actual payouts under the Quarterly Bonus Program could exceed or fall below the target incentive opportunity, subject to the terms of the 2014 Incentive Plan, depending on actual performance as compared to the performance measures.

        The performance metrics established under the Quarterly Bonus Program for the first quarter of 2015 are (1) a financial goal based on consolidated EBITDA for the quarter (adjusted for actual metallurgical coal prices), comprising 17% of the award opportunity, (2) production goals based on production ton goals for the quarter (or tons sold for Mr. Madden, as head of the Marketing and Transportation Department), comprising 17% of the award opportunity, and cost per ton goals for the quarter (or percentage of benchmark price realized for Mr. Madden), comprising 17% of the award opportunity, (3) a safety measure goal, comprising 17% of the award opportunity and (4) a corporate objective based on a reduction in cash spending, comprising 15% of the award opportunity. Similar performance metrics are expected to be used for each of the remaining quarters of 2015. The remaining 17% of the award opportunity is based on individual performance goals, which goal will not be evaluated or any resulting award paid to the participant until after the fourth quarter of 2015. The potential award payouts under the Quarterly Bonus Program will range from zero for below threshold performance to 33% of the target award for threshold performance to 100% of the target award for performance at target to 150% of the target award for maximum performance.

2014 Long-Term Equity-Based and Cash Compensation

        Long-term equity-based incentive compensation was awarded in 2014 under the 2002 Award Plan and will be awarded going forward under the 2014 Incentive Plan. Long-term equity-based incentive compensation provides an opportunity for executive officers, including our named executive officers, and other key employees to increase their ownership interest in the Company through grants of equity-based awards, which awards can be time-based or performance-based. The equity-based awards granted under the 2002 Award Plan have historically been non-qualified stock options and/or restricted stock units. The purpose of the 2002 Award Plan is to provide equity as a component of executive compensation to assure external competitiveness of total compensation, to motivate executive officers and key employees to focus on long-term Company performance, to align executive compensation with stockholder interests and to retain the services of the executives during the vesting period since, in most circumstances, the awards will be forfeited if the executive leaves the employ of the Company before the award vests.

        Under the 2002 Award Plan, grants have been made by the Compensation Committee based on recommendations of the executive officers with respect to those executives and key employees reporting to them and the market data provided by the Compensation Committee's outside compensation consultant. In determining the amounts of awards, the Compensation Committee considers the respective responsibilities of each individual, external equity-based compensation survey data provided by its compensation consultant, peer group comparisons, the strategic and operational goals, the performance of each executive officer and the terms of any individual employment agreement. Awards to the executive officers are determined by the Compensation Committee and, in addition to the items described above, are based upon the Compensation Committee's assessment of the contributions by those officers to the Company's long-term performance. While the recommendations for other executive officers are based on the individuals to whom they report, the Chief Executive Officer's grant is determined solely by the Compensation Committee.

        The Compensation Committee reviews and may approve equity-based compensation for each executive officer on an annual basis, as well as at the time of commencement of employment, promotion or other change in responsibilities and in connection with special awards. The Company's annual long-term equity awards are usually granted at a fixed time each year, generally at the time of the first regular meeting of the Compensation Committee in the year. Equity awards are made based on an economic value derived from a multiple of the executive officer's base salary and then is translated into awards for a number of shares.

        The long-term incentive mix as it relates to executive officers was changed in 2013 to provide for a more stockholder-aligned long-term equity incentive mix comprised of one-third non-qualified stock options, one-third time-based restricted stock units and one-third performance-based restricted stock units, which have a three year performance period. The Compensation Committee determined that this would further align the executives' interests with that of the stockholders and with the Company's performance.

        Performance-based restricted stock units are awards under which executive officers receive a target number of units at the beginning of the applicable three year performance period. The actual number of shares of Common Stock earned, if any, at the end of the applicable performance period is determined based on the Company's actual total shareholder return, or TSR, compared to the TSR of companies in the S&P 500 Index, subject generally to the participant's continued employment through the applicable vesting date.

        TSR reflects the combined impact of changes in stock price plus dividends reinvested over the performance period. These awards are at risk because total shares distributed at the end of the applicable performance period may vary from zero to the program maximum of 200% of target shares and are subject to potential risk of forfeiture. Payouts will be capped at (1) 100% if the Company's TSR for the performance period is negative and the decline does not exceed 25% during the performance period or (2) 50% if the Company's TSR for the performance period is negative and the decline exceeds 25% during the performance period. Accordingly, even if the Company's TSR compared to the TSR of companies in the S&P 500 Index would result in the earning of 100% or more of the target number of units, the actual number of shares earned will be subject to the foregoing cap. Using TSR as the performance metric for the payout of restricted stock units further aligns the executive officers' interests with those of our stockholders.

        Subject to the participant's continued employment, the performance-based restricted stock units granted in 2014 will vest on the date in 2017 on which the Compensation Committee determines the TSR multiplier and will vest in an amount equal to the product of (1) the target restricted stock units and (2) the applicable TSR multiplier, as determined below. Any restricted stock units that do not become vested will be forfeited. The TSR multiplier is based on the Relative TSR Percentile Rank (as described below), as follows:

Relative TSR Percentile Rank
(The Company's TSR performance relative to other
companies in the S&P 500 Index)

TSR Multiplier
Less than 35% Percentile	0%
35% Percentile	25% (threshold)
50% Percentile	100% (target)
65% Percentile	150%
80% Percentile or above	200% (maximum)

        The TSR multiplier is interpolated on a linear basis for any achievement of the Relative TSR percentile rank which falls between the above target percentages; provided that there will be no linear interpolation for a relative TSR rank that is less than 35%. The maximum possible payout is 200% of the target restricted stock units.

2015 Long-Term Equity-Based and Cash Compensation

        In 2015, the long-term incentive mix as it relates to executive officers is comprised of 33% non-qualified stock options (capped at the total number of options to purchase shares of Common Stock, time-based restricted stock units and performance-based restricted stock units granted to the executive officers in 2014), 50% time-based cash awards and 17% performance-based cash awards. On February 19, 2015, the Compensation Committee granted Mr. Scheller options to purchase 259,073 shares of Common Stock, Mr. Harvey options to purchase 85,060 shares of Common Stock, Mr. Doppelt options to purchase 71,314 shares of Common Stock, Mr. Madden options to purchase 62,846 shares of Common Stock and Mr. Donnelly options to purchase 54,476 shares of Common Stock. The non-qualified stock options will vest in three equal installments on the first, second and third anniversary of the grant date.

        Also on February 19, 2015, the Compensation Committee granted Mr. Scheller a time-based cash award of $1,230,000, Mr. Harvey a time-based cash award of $403,842, Mr. Doppelt a time-based cash award of $338,580, Mr. Madden a time-based cash award of $298,371 and Mr. Donnelly a time-based cash award of $258,638. The time-based cash awards will vest in six equal installments at the end of each June and December. The Compensation Committee determined that, given the challenging environment facing the Company, paying a time-based cash award every six months will have greater retentive effect than issuing restricted stock units or providing for an award that vests annually.

        Also on February 19, 2015, the Compensation Committee granted Mr. Scheller a performance-based cash award with a target value of $418,200, Mr. Harvey a performance-based cash award with a target value of $137,306, Mr. Doppelt a performance-based cash award with a target value of $115,117, Mr. Madden a performance-based cash award with a target value of $101,446 and Mr. Donnelly a performance-based cash award with a target value of $87,937. The performance-based cash awards have a three-year performance period that is divided into three measurement periods: a one-year measurement period beginning January 1, 2015, a two-year measurement period beginning January 1, 2015, and a three-year measurement period beginning January 1, 2015. Under the performance-based cash awards, each participant was granted a target bonus amount and will be eligible to earn 25% of the target award after the first measurement period, 50% of the target award after the second measurement period and

100% of the target award after the third measurement period. The Compensation Committee has decided to continue using the Company's actual total shareholder return, or TSR, compared to the TSR of companies in the S&P 500 Index as the performance metric for the performance-based cash award, subject to the participant's continued employment through the applicable vesting date. After each measurement period, the participant will be eligible to receive a cash award based on the Company's cumulative performance since the beginning of such measurement period.

        The performance-based cash awards are at risk because the total amount earned after each fiscal year during the applicable performance period may vary from zero to the program maximum of 200% of target. Payouts will be capped at (1) 100% if the Company's TSR for the performance period is negative and the decline does not exceed 25% during the performance period or (2) 50% if the Company's TSR for the performance period is negative and the decline exceeds 25% during the performance period. Accordingly, even if the Company's TSR compared to the TSR of companies in the S&P 500 Index would result in the earning of 100% or more of the target cash award, the actual amount earned will be subject to the foregoing cap. Using TSR as the performance metric for the payout of performance-based cash awards further aligns the executive officers' interests with the stockholders'.

        Subject to the participant's continued employment, the performance-based cash awards granted in 2015 will be paid on the date after each fiscal year during the performance period that the Compensation Committee determines the TSR multiplier and will be paid in an amount equal to the product of (1) the amount of the target cash award and (2) the applicable TSR multiplier, as determined below. The TSR multiplier is based on the Relative TSR Percentile Rank (as described below), as follows:

Relative TSR Percentile Rank
(The Company's TSR performance relative to other
companies in the S&P 500 Index)

TSR Multiplier
Less than 35% Percentile	0%
35% Percentile	25% (threshold)
50% Percentile	100% (target)
65% Percentile	150%
80% Percentile or above	200% (maximum)

        The TSR multiplier is interpolated on a linear basis for any achievement of the Relative TSR percentile rank which falls between the above target percentages; provided that there will be no linear interpolation for a relative TSR rank that is less than 35%. The maximum possible payout is 200% of the target performance-based cash award.

Retention Awards

        On December 18, 2014, the Compensation Committee authorized the payment by the Company to Messrs. Scheller, Harvey, Doppelt, Madden and Donnelly of a retention award equal to a multiple of such named executive officer's 2014 base salary. Mr. Scheller received an award of $2,400,000 (or approximately 2.9x his 2014 base salary), Mr. Harvey received an award of $1,300,000 (or approximately 2.6x his 2014 base salary), Mr. Doppelt received an award of $1,100,000 (or approximately 2.4x his 2014 base salary), Mr. Madden received an award of $400,000 (or approximately 1.0x his 2014 base salary) and Mr. Donnelly received an award of $400,000 (or approximately 1.2x his 2014 base salary). Messrs. Scheller, Harvey and Doppelt entered into their respective agreements with the Company under which these retention awards were paid on December 19, 2014, Mr. Donnelly entered into his agreement with the Company on December 22, 2014, and Mr. Madden entered into his agreement with the Company on January 26, 2015.

        Under the terms of the agreements pursuant to which these retention awards were paid, the executive officer is required to repay the full gross amount of the award to the Company if such executive officer's employment by the Company is terminated by the executive officer without good reason (as defined in the agreement) or by the Company for cause (as defined in the agreement) prior to the third anniversary of the effective date of the agreement. The agreement also contains customary non-solicitation, non-disparagement and confidentiality restrictions applicable to the executive officer during and following the individual's employment by the Company.

        The Compensation Committee determined that it was in the best interest of the Company to pay these individuals a cash award in order to:

  •
  recognize them for excellent and highly valuable individual performance; and

  •
  retain the services of these executive officers of the Company for three full years in a challenging environment.

The Compensation Committee believes it is important that the Company's long-term incentive compensation program continues to motivate and retain the Company's executive officers, including the named executive officers, despite the Company's failure to meet financial goals due to continued depressed metallurgical coal prices. The Board believes that the Company's current management team is comprised of the right individuals to lead the Company during this challenging time, and these retention incentive awards are designed to ensure that the individuals most critical to the Company's success remain with the Company.

Non-Qualified Stock Options

        Non-qualified stock options are inherently performance-based and align the interests of the executive officers with those of the stockholders because the exercise price is granted at the fair market value of the Common Stock on the grant date, and the option has value only if the stock price of the Common Stock appreciates over time. The exercise price of the option is determined by using the average of the high and low prices of the Common Stock as traded on the NYSE on the date of the grant. The Company believes that this methodology is more representative of the fair market value than the closing market price. The Company has consistently used this methodology for over 20 years.

Restricted Stock Units

        In order to align the Company's practices with those of other public companies, maximize retention, motivate executive officers and build stock ownership in the Company, restricted stock units are awarded to the Company's executive officers, including the named executive officers, at times when the Compensation Committee determines that additional long-term equity awards will further incentivize achievement of financial and operational results aligned with the Company's objectives, in recognition of specified performance or where there has been a promotion or significant change in the executive officer's responsibilities.

2014 Equity Awards

        As part of the annual merit review, in February 2014, the Compensation Committee awarded restricted stock units (time-based and performance-based) and non-qualified stock options to each of the named executive officers. In April 2014, the Compensation Committee also awarded Mr. Madden and Mr. Donnelly time-based restricted stock units under the 2014 Incentive Plan in amounts based on a percentage of their base salary in order to secure the retention of their services for three years, as the restricted stock units do not vest until the second and third anniversaries of the grant date.

        The following table reflects the economic value of all long-term equity awards made in 2014 to our named executive officers and, as to the performance-based restricted stock units, assumes the awards are made at the target level of performance.

Named Executive Officer	2014 Annual Award (Economic Value) ($)	Special Award (Economic Value) ($)	Total Long-Term Equity Awards (Economic Value) ($)
Walter J. Scheller, III	2,460,000	—	2,460,000
William G. Harvey	807,684	—	807,684
Earl H. Doppelt	677,160	—	677,160
Michael T. Madden	596,742	596,742	1,193,484
Richard A. Donnelly	517,275	517,275	1,034,550

        Information related to the stock options, time-based restricted stock units and performance-based restricted stock units awarded to the named executive officers in 2014 can be found in the "2014 Grants of Plan-Based Awards" table on page 53.

Other Compensation

Retirement Benefits

Defined Benefit Plans

  Pension Plan

        The Pension Plan for Salaried Employees of Walter Energy, Inc., its Subsidiaries, Divisions and Affiliates (the "Pension Plan") is a tax-qualified defined benefit pension plan for salaried employees of the Company and its participating subsidiaries based in the United States. Benefits are based upon years of service and the highest average annual eligible compensation, including overtime pay, incentive compensation and specified other forms of compensation reportable as wages taxable for Federal income tax purposes, for the five highest consecutive years of earnings within the final ten years of employment by the participant. The plan is integrated with social security. Normal retirement under the Pension Plan is age 65, provided the participant has at least five years of service. Early retirement benefits are available under the Pension Plan at age 50, provided the participant has at least ten years of service. Enhanced early retirement benefit payments are available under the Pension Plan upon the attainment of 80 points, a combination of age and years of service.

  Supplemental Pension Plan

        Executive officers whose contributions under the Pension Plan have been limited by the statutory provisions of the Code participate in the Company's Supplemental Pension Plan (the "Supplemental Pension Plan"). The Supplemental Pension Plan allows the Company to provide the same benefit value to impacted employees as other participating employees. The Supplemental Pension Plan is an unfunded plan. The Company pays the present value of vested benefits in a single lump sum payment on the first day of the seventh month following the first to occur of, to the extent applicable: (1) a termination of employment, (2) a "change in control" (as defined in the Supplemental Pension Plan) of the Company, if the participant has an employment agreement that provides for a "change in control" benefit under the plan or (3) the participant's death.

        Mr. Madden and Mr. Donnelly participated in the Pension Plan and the Supplemental Pension Plan in 2014. Information related to their participation in the Pension Plan and Supplemental Pension Plan is reflected in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the "Summary Compensation Table" on page 51 and in the "Pension Benefits" table on page 58.

Defined Contribution Plans

  Retirement Savings Plan

        The Retirement Savings Plan (the "Savings Plan") is a tax-qualified 401(k) plan. The Savings Plan provides retirement benefits for non-represented employees of the Company and participating subsidiaries who are based in the United States and do not participate in the Pension Plan. Participating employees can contribute a portion of their eligible salary on a pre-tax basis up to a maximum amount as set by the Code. For 2014, the maximum pre-tax contribution by an employee into the Savings Plan was $17,500, except for specified catch-up contributions permitted by participants who are age 50 or older. The Company matches dollar for dollar up to the first 4% of an employee's eligible pay contributed on a pre-tax basis. The Company may make a discretionary contribution in respect of each plan year. The discretionary contribution is a percentage of eligible base pay. Consistent with prior years, the Company made a 6% discretionary contribution to the named executive officers' accounts with respect to the 2014 plan year. Vesting of discretionary contributions to the Savings Plan occurs in annual installments over the employee's initial five years of service. Vested amounts contributed by the Company in the Savings Plan for the benefit of the employee, plus earnings, become payable upon termination of employment, death, disability or retirement.

  Supplemental Retirement Plan

        Executive officers whose contributions under the Savings Plan have been limited by the statutory provisions of the Code participate in the Supplemental Retirement Plan portion of the Company's Executive Deferred Compensation and Supplemental Retirement Plan (the "Supplemental Retirement Plan"). The Supplemental Retirement Plan allows the Company to provide the same contribution to impacted employees as other participating employees. At the time the employee commences participation in the Supplemental Retirement Plan the employee may elect to receive payments upon termination of employment in a lump sum or in equal annual installments over a period of five, ten or 15 years. Participants are always fully vested in their accounts under this portion of the plan. Accrued amounts are payable in a lump sum. The contributed benefit amount is also payable to the participating employee upon a change in control of the Company. In the event of a change in control of the Company, the benefit will be paid in a lump sum regardless of any prior election to receive installment payments.

        Messrs. Scheller, Harvey and Doppelt participated in the Savings Plan and the Supplemental Retirement Plan in 2014.

        The Company's contributions to the retirement plans can be found in the All Other Compensation column and footnote 6 of the "Summary Compensation Table" on pages 51 and 52, respectively. Supplemental Retirement Plan information is reflected in the "2014 Nonqualified Deferred Compensation" table on page 59.

  401(k) Plan

        Subsidiaries that participate in the Pension Plan and do not participate in the Savings Plan participate in a separate 401(k) plan (the "401(k) Plan"). Participating employees can contribute a portion of their eligible salary on a pre-tax basis. Effective January 1, 2008, the participating employers added a matching component to the plan of $0.50 per $1.00 up to the first 6% of eligible pay contributed to the plan by the employee on a pre-tax basis. Matching contributions by the subsidiary employer vest in equal annual installments over the employee's initial five years of service. Amounts contributed by the subsidiary employer in the 401(k) Plan for the benefit of the employee, plus earnings, become payable upon termination of employment, death, disability or retirement.

        Mr. Madden and Mr. Donnelly participated in the 401(k) Plan in 2014. The Company's contributions to the 401(k) Plan in respect of 2014 can be found in the All Other Compensation column and footnote 6 of the "Summary Compensation Table" on pages 51 and 52, respectively.

Deferred Compensation

        The Executive Deferred Compensation Plan portion of the Company's Executive Deferred Compensation and Supplemental Retirement Plan (the "Deferred Compensation Plan") provides executive officers and other key employees who contribute substantially to the success of the Company the opportunity to defer the receipt of specified compensation. A participant may defer up to 100% of base salary and 100% of any cash incentive or bonus amounts. The principal benefit to executive officers who participate in the Deferred Compensation Plan is that taxes are deferred until the amounts are withdrawn so that savings accumulate on a pre-tax basis. At the time the employee begins participation in the Deferred Compensation Plan the employee may elect to receive payments upon termination of employment in a lump sum or in equal installments. Accrued amounts are payable in a lump sum. The deferred amounts are also payable to the participating employee upon a change in control of the Company. In the event the participant is entitled to a benefit under the Deferred Compensation Plan as a result of a change in control of the Company, the benefit will be paid in a lump sum regardless of any prior election to receive installment payments. The Deferred Compensation Plan is an unfunded and unsecured liability of the Company, and benefits will be paid from the Company's general assets. Accordingly, participants are general unsecured creditors of the Company with respect to the benefits.

        In 2014, none of our named executive officers participated in the Deferred Compensation Plan.

Employee Stock Purchase Plan

        The Company's Amended and Restated Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") is a non-qualified stock purchase plan that enables all employees of the Company and its subsidiaries to purchase Common Stock through regular payroll deductions. Deductions can be made in even dollar amounts or as a percentage of base salary. Participation requires a minimum monthly deduction of $10.00 and cannot exceed 10% of monthly base salary. The Company contributes an additional amount equal to 15% of the employee's payroll contribution. Upon completion of five continuous years of participation in the program, the Company's match of the employee contribution automatically increases to 20%. As of January 1, 2015, only 305,967 shares of Common Stock remained available for purchase under the Employee Stock Purchase Plan. In light of the limited number of shares of Common Stock remaining available for purchase, the Board suspended the Employee Stock Purchase Plan indefinitely effective February 1, 2015.

        All of our named executive officers participated in the Employee Stock Purchase Plan in 2014, and the Company's contributions made under this plan can be found in the All Other Compensation column and footnote 6 of the "Summary Compensation Table" on pages 51 and 52, respectively.

Perquisites and Other Personal Benefits

        The Company provides perquisites to the named executive officers that it believes are reasonable and consistent with its overall compensation program. The Compensation Committee periodically reviews the level of perquisites provided to the named executive officers. It is the Company's general policy and practice not to reimburse executives for income taxes related to executive perquisites. Perquisites provided to the named executive officers in 2014 are as set forth in the All Other Compensation column and footnote 6 of the "Summary Compensation Table" on pages 51 and 52, respectively.

Health and Welfare Benefits

        The Company offers group medical, dental, vision, group life insurance and disability coverage in a flexible benefits package to all active employees of the Company and its subsidiaries, including the named executive officers. Every employee based in the United States is provided life insurance and accidental death coverage up to two times his or her base salary at no charge to the employee. For an additional charge, the employee may obtain coverage of up to five times the employee's base salary. The Company provides long-term disability coverage up to $10,000 per month for a limited period of time depending on the circumstances.

Employment and Change in Control Severance Arrangements

        The Company has entered into an employment agreement with each of the named executive officers. The employment agreements contain provisions for severance payments and benefits as an inducement to recruitment or retention, as applicable. The Company believes that the severance payments and benefits payable under the applicable agreements are consistent with industry practice. In addition, the Company has change in control severance agreements with each of its named executive officers. The Company believes that the payments and benefits payable under the change in control severance agreements allow the executive officers to evaluate a potential transaction impartially without regard to self-interest. The change in control severance agreements contain a double trigger, such that an executive officer is not eligible for a severance payment unless the individual's employment is terminated by the Company without "cause" or by the executive for "good reason" (each, as defined in the applicable change in control agreement) within 24 months following a change in control. The agreements do not provide the executive officers with rights to Code Section 280G gross up payments and require the executive officers to comply with non-competition, non-disclosure and non-solicitation provisions in order to receive the severance payments. See the section entitled "Employment and Change in Control Severance Arrangements" beginning on page 60 for a complete discussion of the arrangements with the named executive officers.

        In October 2013, the Compensation Committee approved an amendment to each outstanding change in control severance agreement between the Company and its executives. The amendment provides that severance payments payable to an executive in connection with a termination by the Company without "cause" or by the executive for "good reason" (each, as defined in the applicable change in control agreement) within 24 months following a change in control, will include, among other payments and benefits, a lump sum payment either equal to, or a multiple of, the higher of the executive's annual target bonus established under the annual bonus plan for the year of the effective date of termination or the executive's annual target bonus for the year in which the change in control of the Company occurs. Prior to this amendment, such portion of the severance payments were based on the average of the actual annual bonus earned by the executive under the annual bonus plan in the three years preceding the executive's termination. The Compensation Committee determined to make this change for ease of administration, to align the Company's practice with market practice among the Company's peer group and to align the terms of these change in control agreements with the Company's severance plan. In addition, the amendment to Mr. Madden's change in control severance agreement removed his right to a Code Section 280G gross up payment and terminated his other change in control agreement providing for retiree medical benefits and specified pension benefits.

Deductibility of Executive Compensation

        Section 162(m) of the Code limits the tax deductibility of compensation paid to specified executive officers in excess of $1 million in any year. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals. Performance-based compensation such as annual cash incentive compensation and stock option awards can meet these requirements, and as such can be deducted by the Company when they are paid to the executive officer. It is the intent of the Compensation Committee to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) of the Code so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation.

        In 2014, the Compensation Committee adopted and the stockholders approved the 2014 Incentive Plan. The Compensation Committee is responsible for determining those executive officers who may participate in the annual bonus award pool that is established under the 2014 Incentive Plan and the nature and amount of each award. The Compensation Committee has discretion under the 2014 Incentive Plan to decrease the size of the award pool or make no award. In 2014, each named executive officer was eligible to participate in the 2014 Incentive Plan bonus award pool. Any cash bonuses paid to covered executive officers that exceed the bonus award pool established pursuant to Section 162(m) are considered discretionary bonuses and are not excluded from the $1 million deduction limit of Section 162(m).

Other Compensation Policies

Equity Stock Ownership Policy

        Management and the Board believe that the Company's executive officers should have a meaningful equity interest in the Company. In 2009, the Company adopted a stock ownership policy with respect to the executive officers' ownership of Company stock. The Company's Chief Executive Officer is expected to own Common Stock having a value equal to five times his base salary. Other executive officers are expected to own Common Stock having a value equal to a specific multiple of 1.5 to 3 times their base salary. Prior to attaining the target ownership level, an executive must continue to own 50% of any award obtained through Company programs that vests (net of shares surrendered to satisfy tax obligations). Each share of Common Stock owned by the executive is deemed to have a value equal to the greater of (1) the trading price of our Common Stock as of the date the applicable share was acquired or (2) the trading price of our Common Stock as of the measurement date. Shares of unvested restricted stock units are counted towards meeting these requirements. All executive officers are expected to meet these ownership levels by the fifth anniversary of the assumption of their executive positions with the Company.

        Additional information regarding the beneficial stock ownership of the named executive officers can be found in the "Ownership of Directors and Executive Officers" table on page 71.

Hedging and Pledging in Company Securities

        The Company has adopted a policy that prohibits directors, officers and other employees from trading in financial instruments or engaging in hedging transactions involving our securities that are designed to hedge or offset the risks of price fluctuations in the value of our Common Stock. In addition, none of our executive officers have pledged the Company's securities as collateral for a loan.

Compensation Recovery Policy

        In 2009, the Compensation Committee adopted a claw-back policy that provides that the Company will, to the extent permitted by law, obtain reimbursement of any cash-incentive, equity compensation or severance plan disbursement where the payment was predicated upon the achievement of financial results that are subsequently the subject of restatement as a consequence of errors, omissions, fraud or misconduct. This claw-back policy was added to the 2002 Award Plan and such amendment was ratified by the Company's stockholders at the 2009 annual meeting, with such policy only applying to awards granted on or after April 23, 2009. The 2014 Incentive Plan, which was approved by the stockholders at the 2014 annual meeting, also contains a claw-back policy that applies to all awards granted under the 2014 Incentive Plan.

        Errors, omissions, fraud or misconduct may include (but are not limited to) circumstances where the Company has been required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements, as enforced by the SEC, and the Compensation Committee has determined in its sole discretion that the participant knew of the material noncompliance or circumstances that gave rise to such noncompliance and failed to take reasonable steps to bring such noncompliance to the attention of the appropriate individuals within the Company, or personally or knowingly engaged in practices which materially contributed to the circumstances that enabled the material noncompliance to occur.

SUMMARY COMPENSATION TABLE

        The following table provides summary information concerning compensation earned or accrued by or paid to our named executive officers for the years ended December 31, 2014, 2013 and 2012.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Walter J. Scheller, III(7)	2014	820,000	2,400,000	1,639,996	676,936	643,000	7,200	105,274	6,292,406
Chief Executive Officer	2013	816,628	—	1,519,980	499,620	0	—	104,983	2,941,211
	2012	791,667	—	622,720	561,338	480,000	—	159,327	2,615,052
William G. Harvey	2014	489,506	1,300,000	538,451	222,254	266,000	—	70,931	2,887,142
Executive Vice President	2013	447,045	—	500,261	472,144	0	—	91,892	1,511,342
and Chief Financial Officer	2012	207,740	—	124,560	115,521	115,000	—	34,866	597,687
Earl H. Doppelt	2014	451,440	1,100,000	451,432	186,339	270,000	668	52,358	2,512,237
Executive Vice President,	2013	412,050	—	320,002	388,986	0	—	48,770	1,169,808
General Counsel and Secretary	2012	397,180	35,000	352,154	311,489	225,000	—	29,599	1,350,422
Michael T. Madden	2014	397,828	—	994,573	164,211	191,554	522,660	30,080	2,300,906
Senior Vice President and	2013	396,211	—	446,365	146,716	0	88,827	32,200	1,110,319
Chief Commercial Officer	2012	385,937	—	186,816	168,394	150,000	252,976	31,467	1,175,590
Richard A. Donnelly	2014	344,850	400,000	862,122	142,340	143,871	285,550	51,346	2,230,079
President, Jim Walter	—	—	—	—	—	—	—	—	—
Resources, Inc.

(1)
Our named executive officers include each person who served as the principal executive officer or the principal financial officer during 2014 and the three most highly compensated other executive officers serving as executive officers on December 31, 2014. Compensation is reflected for each of the last three years in which such employee was a named executive officer.

(2)
The amounts earned in 2014 reflect the retention awards paid to our named executive officers, as more fully discussed beginning on page 43. Under the terms of the agreements pursuant to which these retention awards were paid, the named executive officer is required to repay the full gross amount of the award to the Company if such named executive officer's employment by the Company is terminated by the named executive officer without good reason (as defined in the agreement) or by the Company for cause (as defined in the agreement) prior to the third anniversary of the effective date of the agreement.

(3)
The amounts of stock and option awards in these columns represents the grant date fair values of the equity awards granted in 2014 computed in accordance with Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are set forth in Note 6 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The grant date fair value of the performance-based restricted stock units is based upon the probable outcome of the performance conditions as of the grant date. The grant date fair value of the maximum number of performance-based restricted stock units issuable is $1,640,000, $538,450, $451,430, $397,840 and $344,856 for Messrs. Scheller, Harvey, Doppelt, Madden and Donnelly, respectively.

Dividends are not paid or accrued on unvested restricted stock units or on unexercised stock options.

(4)
These amounts reflect cash incentive awards earned by our named executive officers under the Annual Bonus Program established under the 2014 Incentive Plan. The awards are based on pre-established, performance-based targets, the outcome of which is uncertain at the time the targets are established, and, therefore, are reportable as "Non-Equity Incentive Plan Compensation" rather than as "Bonus." Employees who separate from the Company prior to the date of payment under these plans generally do not qualify for any awards. For a description of the cash incentive plans, see the discussion of "2014 Annual Cash Incentive Compensation" beginning on page 35.

(5)
Mr. Madden and Mr. Donnelly participate in the Pension Plan and the Supplemental Pension Plan. The amounts shown for each year presented in this column reflects the aggregate change in the actuarial present value of the accumulated benefit for each individual's account under the Pension Plan and the Supplemental Pension Plan from January 1 through December 31. The Company does not provide any of its executives with any above market or preferential earnings on nonqualified deferred compensation. See the "Nonqualified Deferred Compensation" table on page 59 for information regarding the nonqualified deferred compensation earnings reported for Messrs. Scheller and Doppelt.

(6)
All Other Compensation for 2014 for each named executive officer includes the following:

Name	Insurance Costs ($)(a)	Company Contributions to Employee Stock Purchase Plan ($)	Company Contributions to Defined Contribution Plans ($)(b)	Perquisites ($)(c)	Total ($)
Walter J. Scheller, III	22,095	1,179	82,000	—	105,274
William G. Harvey	21,620	360	48,951	—	70,931
Earl H. Doppelt	4,717	2,497	45,144	—	52,358
Michael T. Madden	20,891	982	7,650	557	30,080
Richard A. Donnelly	20,868	4,828	7,650	18,000	51,346

  (a)
  Represents life, death, disability, health, dental, vision and/or long-term disability insurance premiums paid by the Company.

  (b)
  Represents the Company's contributions to the Savings Plan, the Supplemental Retirement Plan and the 401(k) Plan, as applicable.

  (c)
  For Mr. Madden, the amount represents the value of his use of a Company automobile.

  For Mr. Donnelly, the amount represents his car allowance from the Company.

(7)
Mr. Scheller currently serves on our Board of Directors and the Executive Committee of the Board but does not receive any additional compensation for his service as a director.

GRANTS OF PLAN-BASED AWARDS

        The following table discloses the potential payouts under the Annual Bonus Program established under the 2014 Incentive Plan for the year ended December 31, 2014 and the non-qualified stock options and restricted stock units awarded to the named executive officers during the year ended December 31, 2014.

2014 Grants of Plan-Based Awards

									All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)(5)		Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date(2)		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)				Closing Market Price ($/Sh)
Walter J. Scheller, III	—		270,600	820,000	1,230,000	—	—	—	—	—	—	—	—
	2/18/14		—	—	—	16,900	67,601	135,202	—	—	—	—	820,000
	2/18/14		—	—	—	—	—	—	75,160	—	—	—	819,996
	2/18/14		—	—	—	—	—	—	—	116,312	10.91	10.99	676,936
William G. Harvey	—		129,360	392,000	588,000	—	—	—	—	—	—	—	—
	2/18/14		—	—	—	5,549	22,195	44,390	—	—	—	—	269,225
	2/18/14		—	—	—	—	—	—	24,677	—	—	—	269,226
	2/18/14		—	—	—	—	—	—	—	38,188	10.91	10.99	222,254
Earl H. Doppelt	—		133,947	405,900	608,850	—	—	—	—	—	—	—	—
	2/18/14		—	—	—	4,652	18,608	37,216	—	—	—	—	225,715
	2/18/14		—	—	—	—	—	—	20,689	—	—	—	225,717
	2/18/14		—	—	—	—	—	—	—	32,017	10.91	10.99	186,339
Michael T. Madden	—		98,505	298,500	447,750	—	—	—	—	—	—	—	—
	2/18/14		—	—	—	4,100	16,399	32,798	—	—	—	—	198,920
	2/18/14		—	—	—	—	—	—	18,232	—	—	—	198,911
	2/18/14		—	—	—	—	—	—		28,215	10.91	10.99	164,211
	4/24/14	(7)	—	—	—	—	—	—	77,398	—	—	—	596,742
Richard A. Donnelly	—		79,660	241,395	362,093	—	—	—	—	—	—	—	—
	2/18/14		—	—	—	3,554	14,215	28,430	—	—	—	—	172,428
	2/18/14		—	—	—	—	—	—	15,804	—	—	—	172,422
	2/18/14		—	—	—	—	—	—	—	24,457	10.91	10.99	142,340
	4/24/14	(7)	—	—	—	—	—	—	67,091	—	—	—	517,272

(1)
Reflects cash incentive opportunities under the Annual Bonus Program for 2014. Cash incentive amounts actually earned by the named executive officers in 2014 are reflected in the Non-Equity Incentive Plan Compensation column of the "Summary Compensation Table" on page 51.

(2)
Represents performance-based awards in the form of restricted stock units payable in the Company's Common Stock. The performance-based awards granted under the 2002 Award Plan are based on TSR achieved over a three-year performance period beginning on January 1, 2014 and ending on December 31, 2016. The amounts disclosed represent the number of restricted stock units that would be issued pursuant to the performance-based awards assuming the achievement of the specific Threshold, Target and Maximum levels of performance established by the Compensation Committee for these measures over the performance period. See "Compensation Discussion and Analysis—Compensation Elements—At-Risk Compensation—2014 Long-Term Equity-Based and Cash Compensation" for a further discussion of the performance-based awards.

(3)
Reflects time-based awards in the form of restricted stock units payable in the Company's Common Stock. The restricted stock units granted on February 18, 2014, under the 2002 Award Plan, vest in three equal installments on the first, second and third anniversary of the grant date subject to continued employment. The restricted stock units granted as retention awards on April 24, 2014, under the 2014 Incentive Plan, vest in two equal installments on the second and third anniversary of the grant date subject to continued employment. The number of restricted stock units awarded to each named executive officer is based on their approved economic value and determined by the fair market value of the Common Stock based on the average of the high and low prices of our Common Stock as traded on the NYSE on the grant date. See "Compensation Discussion and Analysis—Compensation Elements—At-Risk Compensation—2014 Long-Term Equity-Based and Cash Compensation" for a further discussion of the time-based restricted stock units.

(4)
Reflects time-based non-qualified stock options to acquire the Company's Common Stock. The stock options granted under the 2002 Award Plan have a ten-year term and vest in three equal installments on the first, second and third anniversary of the grant date, subject to continued employment. See "Compensation Discussion and Analysis—Compensation Elements—At-Risk Compensation—2014 Long-Term Equity-Based and Cash Compensation" for a further discussion of the non-qualified stock options.

(5)
The exercise price is determined based on the average of the high and low prices of the Company's Common Stock as traded on the NYSE on the grant date.

(6)
The values shown in the table are grant date fair values of the equity awards granted in 2014 computed in accordance with Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are set forth in Note 6 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The grant date fair value of the performance-based restricted stock units is based upon the probable outcome of the performance conditions as of the grant date.

(7)
Represents the time-based awards in the form of restricted stock units granted to Mr. Madden and Mr. Donnelly under the 2014 Incentive Plan in amounts based on a percentage of their base salary in order to secure the retention of their services for three years, as the restricted stock units do not vest until the second and third anniversaries of the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The table discloses outstanding exercisable and unexercisable stock options and unvested restricted stock units outstanding as of December 31, 2014 for the named executive officers.

2014 Outstanding Equity Awards at Fiscal Year-end

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)(1)(2) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(4)
Walter J. Scheller, III	7/21/2010	6,232	0		69.37	7/21/2020
	2/16/2011	2,090	0		126.92	2/16/2021
	4/1/2011	1,530	0		136.58	4/01/2021
	9/12/2011	19,833	0		85.62	9/12/2021
	2/23/2012	9,776	4,888		65.07	2/23/2022
	2/23/2012						3,190	4,402
	2/19/2013	7,581	15,160		38.80	2/19/2023
	2/19/2013						8,705	12,013
	2/19/2013								2,393	3,302
	2/18/2014	0	116,312		10.91	2/18/2024
	2/18/2014						75,160	103,721
	2/18/2014								16,900	23,322
William G. Harvey	7/9/2012	3,305	1,653		40.00	7/9/2022
	7/9/2012						1,038	1,432
	2/19/2013	2,495	4,989		38.80	2/19/2023
	2/19/2013						2,865	3,954
	2/19/2013								788	1,087
	12/19/2013	12,299	24,598		15.21	12/19/2023
	2/18/2014	0	38,188		10.91	2/18/2024
	2/18/2014						24,677	34,054
	2/18/2014								5,549	7,658
Earl H. Doppelt	1/9/2012	3,157	1,578		57.92	1/9/2022
	1/9/2012						1,020	1,408
	1/9/2012	0	4,413		57.92	1/9/2022
	1/9/2012						3,021	4,169
	2/19/2013	1,596	3,192		38.80	2/19/2023
	2/19/2013						1,832	2,528
	2/19/2013								504	696
	12/19/2013	11,343	22,685		15.21	12/19/2023
	2/18/2014	0	32,017		10.91	2/18/2024
	2/18/2014						20,689	28,551
	2/18/2014								4,652	6,420
Michael T. Madden	10/24/2006	11,139	0		21.02	10/24/2016
	2/27/2009	7,045	0		15.83	2/27/2019
	3/2/2010	1,918	0		83.52	3/2/2020
	2/16/2011	1,234	0		126.92	2/16/2021
	4/1/2011	765	0		136.58	4/1/2021
	2/23/2012	2,933	1,466		65.07	2/23/2022
	2/23/2012						957	1,321
	2/19/2013	2,226	4,452		38.80	2/19/2023
	2/19/2013						2,556	3,527
	2/19/2013								703	970
	2/18/2014	0	28,215		10.91	2/18/2024
	2/18/2014						18,232	25,160
	4/24/2014						77,398	106,809
	2/18/2014								4,100	5,658
Richard A. Donnelly	2/27/2008	1,622	0		47.97	2/27/2018
	2/27/2009	13,045	0		15.83	2/27/2019
	3/2/2010	1,634	0		83.52	3/2/2020
	2/16/2011	1,033	0		126.92	2/16/2021
	2/23/2012	1,681	840		65.07	2/23/2022
	2/23/2012						548	756
	2/19/2013	1,481	2,962		38.80	2/19/2023
	2/19/2013						1,701	2,347
	2/19/2013								468	646
	2/18/2014	0	24,457		10.91	2/18/2024
	2/18/2014						15,804	21,810
	2/18/2014								3,554	4,905
	4/24/2014						67,091	92,586

(1)
The number of shares underlying options awarded and the related exercise prices shown in the table awarded prior to December 14, 2006 and April 14, 2009 have been adjusted under the anti-dilution provisions of the 2002

  Award Plan to preserve the intrinsic value of awards in connection with the spin-off of Mueller Water Products, Inc. on December 14, 2006 and the spin-off of the Company's finance business on April 14, 2009. With regard to the effect of the Mueller spin-off, the number of shares underlying stock options of the modified award was determined by multiplying the number of shares underlying the original award by 1.9426 and dividing the stock option exercise price by the same factor. With regard to the effect of the finance business spin-off, the number of shares underlying stock options of the newly modified award was determined by multiplying the number of shares underlying the original award by 1.11445 and dividing the stock option exercise price by the same factor.

(2)
Reflects time-based non-qualified stock options to acquire the Company's Common Stock. The stock options have a ten-year term and vest in three equal installments on the first, second and third anniversary of the grant date, subject to continued employment (other than the one-time equity grant made to Mr. Doppelt on January 9, 2012 in connection with the commencement of his employment, which award vests on the third anniversary of the grant date subject to continued employment). See "Compensation Discussion and Analysis—Compensation Elements—At-Risk Compensation—2014 Long-Term Equity-Based and Cash Compensation" for a further discussion of the non-qualified stock options, and see "Potential Payments Upon a Termination of Employment or Change in Control" for a further discussion of the effect of a termination or change in control on outstanding non-qualified stock options.

(3)
Reflects time-based stock awards in the form of restricted stock units payable in the Company's Common Stock. Restricted stock units vest in equal annual installments over a three-year period, subject to continued employment (other than (i) the retention restricted stock units awarded on January 9, 2012 to Mr. Doppelt, which vest on the third anniversary of the grant date, subject to continued employment, and (ii) the retention restricted stock units awarded on April 24, 2014 to Mr. Madden and Mr. Donnelly, which vest in equal installments on the second and third anniversary of the grant date, subject to continued employment). See "Compensation Discussion and Analysis—Compensation Elements—At-Risk Compensation—2014 Long-Term Equity-Based and Cash Compensation" for a further discussion of the time-based restricted stock units, and see "Potential Payments Upon a Termination of Employment or Change in Control" for a further discussion of the effect of a termination or change in control on outstanding time-based restricted stock units.

(4)
The market value is based on the closing price of our Common Stock on the NYSE on December 31, 2014 of $1.38, the last trading day of 2014, multiplied by the number of shares or units.

(5)
Represents performance-based awards in the form of restricted stock units payable in the Company's Common Stock, which awards are based on TSR achieved over a three-year performance period beginning on January 1, 2013 and ending on December 31, 2015. The number of performance-based awards reported is based on achieving threshold performance goals. See "Compensation Discussion and Analysis—Compensation Elements—At-Risk Compensation—2014 Long-Term Equity-Based and Cash Compensation" for a further discussion of the performance-based awards, and see "Potential Payments Upon a Termination of Employment or Change in Control" for a further discussion of the effect of a termination or change in control on outstanding performance-based awards.

 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth the actual value received by the named executive officer upon the exercise of stock options and vesting of restricted stock units in 2014.

2014 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Walter J. Scheller, III	—	—	19,048	171,956
William G. Harvey	—	—	2,471	21,883
Earl H. Doppelt	—	—	1,936	24,625
Michael T. Madden	—	—	11,800	98,276
Richard A. Donnelly	—	—	8,476	75,104

(1)
Based on the average of the high and low prices of the Common Stock as traded on the NYSE on the applicable vesting date, or, if the vesting date was not a trading day, the next trading day.

PENSION BENEFITS

        The following table discloses the years of credited service, present value of accumulated benefits and payments made to our named executive officers participating in a pension plan for the year ended December 31, 2014.

2014 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Walter J. Scheller, III	Pension Plan	—	—	—
	Supplemental Pension Plan	—	—	—
William G. Harvey	Pension Plan	—	—	—
	Supplemental Pension Plan	—	—	—
Earl H. Doppelt	Pension Plan	—	—	—
	Supplemental Pension Plan	—	—	—
Michael T. Madden	Pension Plan	18	857,571	0
	Supplemental Pension Plan	18	974,622	0
Richard A. Donnelly	Pension Plan	38	1,862,933	0
	Supplemental Pension Plan	38	1,660,686	0

(1)
Mr. Madden and Mr. Donnelly participated in the Pension Plan and the Supplemental Pension Plan in 2014. Calculations of the present value of Mr. Madden's and Mr. Donnelly's benefits in the Pension Plan and the Supplemental Pension Plan reflect the same key assumptions described under the heading "Critical Accounting Policies and Estimates—Pension and Other Postretirement Benefits" in "Item 7.—Management's Discussion and Analysis of Results of Operations and Financial Condition" and in Note 14 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Benefits are based upon years of service and the highest average annual compensation, including overtime pay, incentive compensation and specified other forms of compensation reportable as wages taxable for Federal income tax purposes, for the five highest consecutive years of earnings within the final ten years of employment by the participant. The pension plans are integrated with Social Security. Normal retirement under the Pension Plan is age 65, provided the participant has at least five years of service. Early retirement benefits are available under the Pension Plan at age 50, provided the participant has at least ten years of service. Enhanced early retirement benefit payments are available under the Pension Plan upon the attainment of 80 points, a combination of age and years of service.

The Present Value of Accumulated Benefit is the present value of the total amounts credited as of December 31, 2014 under the Pension Plan and the Supplemental Pension Plan. All present value of the monthly installments under the Supplemental Pension Plan is paid out in a single lump sum following retirement.

The Present Value of Accumulated Benefit reflects the present value of pension benefits payable at the earliest time Mr. Madden or Mr. Donnelly, as applicable, may retire without significant benefit reduction. See also the discussion of "Defined Benefit Plans" on page 45.

 NONQUALIFIED DEFERRED COMPENSATION

        The following table discloses contributions, earnings and balances of the Supplemental Retirement Plan for the participating named executive officers for the year ended December 31, 2014.

2014 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Walter J. Scheller, III	0	56,833	7,200	0	190,022
William G. Harvey	0	23,151	0	0	23,151
Earl H. Doppelt	0	19,344	668	0	32,384
Michael T. Madden	—	—	—	—	—
Richard A. Donnelly	—	—	—	—	—

(1)
Reflects Company matching contributions to the Supplemental Retirement Plan which serves as an excess savings plan when tax limitations are reached under the Savings Plan. Amounts in this column have been reported in the All Other Compensation column of the "Summary Compensation Table" on page 51 and reflect the Company's contributions made after 2014 year end. For a description of the Supplemental Retirement Plan, see "Supplemental Retirement Plan" on page 46.

(2)
The Company does not pay above market interest or preferential dividends on investments in the Supplemental Retirement Plan, and earnings are calculated in the same manner as earnings on externally managed investments for employees participating in the Savings Plan. Therefore, no amounts for earnings on nonqualified deferred compensation are reflected in the "Summary Compensation Table" on page 51.

(3)
Includes $0 in executive contributions and $119,215 in employer contributions that were reported for Mr. Scheller and $12,372 in employer contributions that were reported for Mr. Doppelt in the "Summary Compensation Table" for previous years.

 EMPLOYMENT AND CHANGE IN CONTROL SEVERANCE ARRANGEMENTS

Employment Agreements

        The terms of the Company's employment agreements in effect during 2014 with each of the named executive officers are set forth below.

        Walter J. Scheller, III.    Mr. Scheller entered into a letter agreement with the Company, dated as of September 12, 2011. The agreement entitles Mr. Scheller to an annual base salary of $750,000, subject to such periodic adjustments as may be approved by the Compensation Committee. Mr. Scheller also remains eligible to participate in the Annual Bonus Program under which he is eligible to earn an annual target bonus of 100% of annual base salary.

        Pursuant to the terms of his agreement, Mr. Scheller remains a participant in the Company's long-term incentive plan and remains eligible to receive annual equity grants from the Company. Mr. Scheller continues to be eligible to participate in the Company's life and health insurance benefit plans and retirement plans, take 20 business days of vacation each year and be reimbursed for reasonable out-of-pocket business expenses. Mr. Scheller remains entitled to relocation assistance in connection with his prior move to Birmingham, Alabama. Mr. Scheller is not entitled to receive any additional compensation in connection with his service as a director of the Company.

        In the event of the termination of Mr. Scheller's employment by the Company, other than for "cause" (as defined in his agreement) or by Mr. Scheller for "good reason" (as defined in his agreement), subject to Mr. Scheller entering into a release of claims within 21 days after the date of his separation from service from the Company and complying with the restrictive covenants described below, Mr. Scheller is entitled to the following payments and benefits: (a) for the period commencing on the day immediately following the termination date and ending on the first anniversary of the termination date, monthly pay continuation with each monthly payment equal to 1/12th times the sum of his annual base salary and annual target bonus in effect on the termination date; (b) for the period commencing on the first anniversary of the termination date and ending on the second anniversary of the termination date, monthly pay continuation with each monthly payment equal to 1/12th times his annual base salary in effect on the termination date; (c) a pro-rata bonus under the 2014 Incentive Plan based on the portion of the year actually worked up to the time of termination and computed based on actual annual performance; and (d) continued participation in certain of the Company's welfare benefit plans until the earliest to occur of (1) the 24-month anniversary of the termination date, (2) the last date he is eligible to participate in the benefit under applicable law, or (3) the date on which he becomes eligible to receive comparable benefits from a subsequent employer. If Mr. Scheller incurs a qualifying termination of employment within the 24-month period following the closing of a "change in control" of the Company, any severance payments and benefits due to Mr. Scheller will be paid under the terms of his change in control agreement (as described beginning on page 63 herein).

        The agreement also provides that, while employed by the Company and continuing for a period of 12 months following any termination of employment, Mr. Scheller is bound by covenants not to solicit or divert current or prospective customers or hire employees or independent contractors of the Company. The agreement also contains a covenant not to disparage the Company or disclose confidential information, as well as an assignment of property rights provision.

        William G. Harvey.    On July 9, 2012, the Board appointed Mr. Harvey as Senior Vice President and Chief Financial Officer. The Company entered into a letter agreement with Mr. Harvey, dated May 29, 2012. The agreement entitles Mr. Harvey to receive an annual base salary of $435,000, subject to such periodic adjustments as may be approved by the Compensation Committee. Mr. Harvey is eligible to participate in the Annual Bonus Program under which he is eligible to earn an annual target bonus of 80% of annual base salary.

        Pursuant to the terms of his agreement, Mr. Harvey remains a participant in the Company's long-term incentive plan and remains eligible to receive annual equity grants from the Company. Commencing in 2013, Mr. Harvey receives an annual equity grant with a target value of 90% of annual base salary, based on the Black-Scholes value at the date of grant. Mr. Harvey is also eligible to participate in the Company's life and welfare benefit plans and retirement plans, take 20 business days of vacation each year, and be reimbursed for reasonable out-of-pocket business expenses. Mr. Harvey was also provided relocation assistance in connection with his move to Birmingham, Alabama.

        In the event of the termination of Mr. Harvey's employment by the Company other than for "cause" (as defined in the agreement) or by Mr. Harvey for "good reason" (as defined in the agreement), subject to Mr. Harvey entering into a release of claims within 21 days after the date of his separation from service from the Company and complying with the restrictive covenants described below, Mr. Harvey is entitled to the following payments and benefits: (a) monthly pay continuation for a period of 12 months following the termination date with each monthly payment equal to 1/12th times the sum of his annual base salary and annual target bonus in effect on the termination date; and (b) continued participation in specified Company welfare benefit plans until the earliest to occur of (1) the 12-month anniversary of the termination date, (2) the last date he is eligible to participate in the benefit under applicable law, or (3) the date on which he becomes eligible to receive comparable benefits from a subsequent employer. If Mr. Harvey incurs a qualifying termination of employment within the 24-month period following the closing of a "change in control" of the Company, any severance payments and benefits due to Mr. Harvey will be paid under the terms of his change in control agreement (as described beginning on page 63 herein).

        The agreement also provides that, while employed by the Company and continuing for a period of 12 months following any termination of employment, Mr. Harvey is bound by covenants not to solicit or divert current or prospective customers or hire employees or independent contractors of the Company. The agreement also contains a covenant not to disparage the Company or disclose confidential information, as well as an assignment of property rights provision.

        Earl H. Doppelt.    On January 3, 2012, the Board appointed Mr. Doppelt as Senior Vice President, General Counsel and Secretary. The Company entered into a letter agreement with Mr. Doppelt, dated December 15, 2012. The agreement entitles Mr. Doppelt to receive an annual base salary of $400,000, subject to such periodic adjustments as may be approved by the Compensation Committee. Mr. Doppelt is eligible to participate in the Annual Bonus Program under which he is eligible to earn an annual target bonus of 90% of annual base salary.

        Pursuant to the terms of his agreement, Mr. Doppelt remains a participant in the Company's long-term incentive plan and remains eligible to receive annual equity grants from the Company. Commencing in 2013, Mr. Doppelt receives an annual equity grant valued at 80% of annual base salary, based on the Black-Scholes value on the date of the grant. Mr. Doppelt is also eligible to participate in the Company's life and welfare benefit plans and retirement plans, take 20 business days of vacation each year, and be reimbursed for reasonable out-of-pocket business expenses.

        In the event of the termination of Mr. Doppelt's employment by the Company other than for "cause" (as defined in the agreement) or by Mr. Doppelt for "good reason" (as defined in the agreement), subject to Mr. Doppelt entering into a release of claims within 21 days after the date of his separation from service from the Company and complying with the restrictive covenants described below, Mr. Doppelt is entitled to the following payments and benefits: (a) monthly pay continuation for a period of 12 months following the termination date with each monthly payment equal to 1/12th times the sum of his annual base salary and annual target bonus in effect on the termination date; and (b) continued participation in specified Company welfare benefit plans until the earliest to occur of (1) the 12-month anniversary of the termination date, (2) the last date he is eligible to participate in the benefit under applicable law, or (3) the date on which he becomes eligible to receive comparable benefits from a subsequent employer. If

Mr. Doppelt incurs a qualifying termination of employment within the 24-month period following the closing of a "change in control" of the Company, any severance payments and benefits due to Mr. Doppelt will be paid under the terms of his change in control agreement (as described beginning on page 63 herein).

        The agreement also provides that, while employed by the Company and continuing for a period of 12 months following any termination of employment, Mr. Doppelt is bound by covenants not to solicit or divert current or prospective customers or hire employees or independent contractors of the Company. The agreement also contains a covenant not to disparage the Company or disclose confidential information, as well as an assignment of property rights provision.

        Michael T. Madden.    In connection with his promotion, Mr. Madden entered into a letter agreement with the Company, dated April 1, 2011. The agreement entitles Mr. Madden to an annual base salary of $375,000, subject to such periodic adjustments as may be approved by the Compensation Committee. Mr. Madden also remains eligible to participate in the Annual Bonus Program under which he is eligible to earn an annual target bonus of 70% of annual base salary, which percentage was increased to 75% in 2013.

        Pursuant to the terms of his agreement, Mr. Madden remains a participant in the Company's long-term incentive plan and remains eligible to receive annual equity grants from the Company. Mr. Madden continues to be eligible to participate in the Company's life and health insurance benefit plans and retirement plans, take 20 business days of vacation each year and be reimbursed for reasonable out-of-pocket business expenses. Mr. Madden continues to be provided with a Company-paid leased automobile.

        In the event of the termination of Mr. Madden's employment by the Company other than for "cause" (as defined in the agreement) or by Mr. Madden for "good reason" (as defined in the agreement), subject to Mr. Madden entering into a release of claims within 21 days after the date of his separation from service from the Company and complying with the restrictive covenants described below, Mr. Madden is entitled to the following payments and benefits: (a) monthly pay continuation for a period of 12 months following the termination date with each monthly payment equal to 1/12th times the sum of his annual base salary and annual target bonus in effect on the termination date; and (b) continued participation in specified Company welfare benefit plans until the earliest to occur of (1) the 12-month anniversary of the termination date, (2) the last date he is eligible to participate in the benefit under applicable law, or (3) the date on which he becomes eligible to receive comparable benefits from a subsequent employer. If Mr. Madden incurs a qualifying termination of employment within the 24-month period following the closing of a "change in control" of the Company, any severance payments and benefits due to Mr. Madden will be paid under the terms of his change in control agreement (as described beginning on page 63 herein).

        The agreement also provides that, while employed by the Company and continuing for a period of 12 months following any termination of employment, Mr. Madden is bound by covenants not to solicit or divert current or prospective customers or hire employees or independent contractors of the Company. The agreement also contains a covenant not to disparage the Company or disclose confidential information, as well as an assignment of property rights provision.

        Richard A. Donnelly.    On January 6, 2012, the Board appointed Mr. Donnelly as President of Jim Walter Resources,  Inc. The Company entered into a letter agreement with Mr. Donnelly on January 27, 2012. The agreement entitles Mr. Donnelly to receive an annual base salary of $330,000, subject to such periodic adjustments as may be approved by the Compensation Committee. Mr. Donnelly is eligible to participate in the Annual Bonus Program under which he is eligible to earn an annual target bonus of 65% of annual base salary, which percentage was increased to 70% in 2013.

        Pursuant to the terms of his agreement, Mr. Donnelly remains a participant in the Company's long-term incentive plan and remains eligible to receive annual equity grants from the Company.

Mr. Donnelly continues to be eligible to participate in the Company's life and health insurance benefit plans and retirement plans, take 25 business days of vacation each year and be reimbursed for reasonable out-of-pocket business expenses. Mr. Donnelly continues to be provided with an annual car allowance.

        In the event of the termination of Mr. Donnelly's employment by the Company other than for "cause" (as defined in the agreement) or by Mr. Donnelly for "good reason" (as defined in the agreement), subject to Mr. Donnelly entering into a release of claims within 21 days after the date of his separation from service from the Company and complying with the restrictive covenants described below, Mr. Donnelly is entitled to the following payments and benefits: (a) monthly pay continuation for a period of 12 months following the termination date with each monthly payment equal to 1/12th times the sum of his annual base salary and annual target bonus in effect on the termination date; and (b) continued participation in specified Company welfare benefit plans until the earliest to occur of (1) the 12-month anniversary of the termination date, (2) the last date he is eligible to participate in the benefit under applicable law, or (3) the date on which he becomes eligible to receive comparable benefits from a subsequent employer. If Mr. Donnelly incurs a qualifying termination of employment within the 24-month period following the closing of a "change in control" of the Company, any severance payments and benefits due to Mr. Donnelly will be paid under the terms of his change in control agreement (as described beginning on page 63 herein).

        The agreement also provides that, while employed by the Company and continuing for a period of 12 months following any termination of employment, Mr. Donnelly is bound by covenants not to solicit or divert current or prospective customers or hire employees or independent contractors of the Company. The agreement also contains a covenant not to disparage the Company or disclose confidential information, as well as an assignment of property rights provision.

Change In Control Severance Agreements

        The Company entered into change in control agreements with Mr. Madden prior to 2009, with Mr. Scheller in 2010, with Mr. Doppelt in 2011, and with Mr. Harvey and Mr. Donnelly in 2012.

        The change in control agreements are intended to provide for continuity of management in the event of a change in control of the Company and further allow the executive to evaluate a potential transaction impartially. Under the change in control severance agreements, as amended, if the executive's employment is terminated by the Company without "cause" or by the executive for "good reason" (each, as defined in the applicable change in control agreement) within 24 months following a "change in control," the executive would be entitled to the following payments, rights and/or benefits, in addition to specified accrued amounts:

  •
  A lump sum amount equal to 1.5 times the sum of (a) the higher of the executive's annual base salary in effect on the termination date and the executive's annual base salary in effect on the date of the change in control and (b) the higher of the executive's target bonus for the bonus plan year in which the termination date occurs and the executive's target bonus for the bonus plan year in which the change in control occurs;

  •
  A lump sum amount equal to 1/2 times the sum of (a) the higher of the executive's annual base salary in effect on the termination date and the executive's annual base salary in effect on the date of the change in control and (b) the higher of the executive's target bonus for the bonus plan year in which the termination date occurs and the executive's target bonus for the bonus plan year in which the change in control occurs;

  •
  A pro-rata annual incentive bonus under the 2014 Incentive Plan computed based on actual year-to-date performance;

  •
  Accelerated vesting of all outstanding equity awards (solely under agreements entered into prior to 2011);

  •
  Continuation of medical insurance and life insurance coverage (at the same coverage level and cost as in effect immediately prior to the termination date) for up to 24 months following termination;

  •
  Outplacement services for up to 24 months following the date of termination, the value of which is not to exceed 35% of the executive's annual base salary as of the termination date; and

  •
  If any payments are considered "excess parachute payments" under Section 280G of the Code such that the executive would be subject to excise taxes under Section 4999 of the Code, then any cash payments provided will be reduced first and then the non-cash payments and benefits will be reduced so that no portion of the payments and benefits will be subject to the excise tax. However, no payments and benefits will be reduced unless the net amount of the total payments to be received by the executive is greater than the excess of the net amount of such total payments without reduction over the amount of the excise tax to which the executive would be subject in respect of the unreduced total payments.

        The change in control severance agreements also contain covenants not to compete and not to solicit (which covenants remain in effect while employed and for 12 months thereafter for agreements entered into starting in 2011 or for 12 months following a termination giving rise to payments under the agreement for agreements entered into prior to 2011), perpetual covenants not to disclose confidential information or disparage the Company, and a covenant by the executive to cooperate with the Company in connection with any lawsuits, claims or similar proceedings that arise out of or are related to the executive's employment with the Company. The change in control severance agreements do not provide the executive officers with rights to Code Section 280G gross up payments.

POTENTIAL PAYMENTS UPON A TERMINATION OF EMPLOYMENT OR
CHANGE IN CONTROL

        The following table summarizes potential payments, rights and benefits to our named executive officers under contracts, agreements, plans or arrangements with the Company upon termination of employment or change in control, assuming either event occurred on December 31, 2014. To the extent payments, rights and benefits are generally available to employees on a non-discriminatory basis, including benefits payable upon death or disability, or are fully disclosed under "Pension Benefits" or "Nonqualified Deferred Compensation" above, they are excluded from this table.

Name	Cash Severance(1)	Pro-Rata Bonus	Vesting of Unvested Long Term Incentive Awards(2)	Retirement Benefits(3)	Medical and Life Insurance Continuation(4)	Outplacement Services(5)	Total
Termination by the Company Other Than for Cause or Due to Death or Disability or by the Named Executive Officer for Good Reason
Walter J. Scheller, III	$2,460,000	—	—	—	$40,708	—	$2,500,708
William G. Harvey	$881,111	—	—	—	$19,890	—	$901,001
Earl H. Doppelt	$857,736	—	—	—	$3,034	—	$860,770
Michael T. Madden	$696,199	—	—	—	$19,272	—	$715,471
Richard A. Donnelly	$586,245	—	—	—	$19,312	—	$605,557
Termination by the Company Other Than for Cause or Due to Death or Disability or by the Named Executive Officer for Good Reason within 24 Months Following a Change in Control
Walter J. Scheller, III	$3,280,000	—	$240,122	—	$40,708	$287,000	$3,847,830
William G. Harvey	$1,762,222	—	$78,855	—	$39,780	$171,327	$2,052,184
Earl H. Doppelt	$1,715,472	—	$67,956	—	$6,068	$158,004	$1,947,500
Michael T. Madden	$1,392,398	—	$167,288	$97,958	$38,544	$139,240	$1,835,428
Richard A. Donnelly	$1,172,490	—	$142,332	$164,894	$38,625	$120,698	$1,639,039
Change in Control
Walter J. Scheller, III	—	—	$119,986	—	—	—	$119,986
William G. Harvey	—	—	$39,415	—	—	—	$39,415
Earl H. Doppelt	—	—	$31,300	—	—	—	$31,300
Michael T. Madden	—	—	$137,280	—	—	—	$137,280
Richard A. Donnelly	—	—	$117,420	—	—	—	$117,420
Termination of the Named Executive Officer's Employment or Service Due to Death or Disability
Walter J. Scheller, III	—	$643,000	$9,239	—	$1,000,000	—	$1,652,239
William G. Harvey	—	$266,000	$3,042	—	$979,012	—	$1,248,054
Earl H. Doppelt	—	$270,000	$1,946	—	$902,880	—	$1,174,826
Michael T. Madden	—	$191,554	$27,172	—	$795,656	—	$1,014,382
Richard A. Donnelly	—	$143,871	$23,007	—	$689,700	—	$856,578
Termination of the Named Executive Officer's Employment or Service Due to Retirement
Walter J. Scheller, III	—	—	—	—	—	—	—
William G. Harvey	—	—	—	—	—	—	—
Earl H. Doppelt	—	—	—	—	—	—	—
Michael T. Madden	—	$191,554	$31,400	—	—	—	$222,954
Richard A. Donnelly	—	$143,871	$25,962	—	—	—	$169,833

(1)
Cash severance amounts for Termination by the Company Other Than for Cause or Due to Death or Disability or by the Named Executive Officer for Good Reason represent 12 months of annual base salary plus target bonus as specified in Messrs. Harvey's, Doppelt's, Madden's and Donnelly's agreements and 24 months of annual base salary plus one-times target bonus as specified in Mr. Scheller's agreement.

  Cash severance amounts for each named executive officer for Termination by the Company Other Than for Cause or Due to Death or Disability or by the Named Executive Officer for Good Reason within 24 Months Following a Change in Control represent two times the sum of the named executive officer's (a) annual base salary and (b) target bonus.

(2)
Includes non-qualified stock options, net of exercise price, and restricted stock units based on the closing stock price of our Common Stock of $1.38 on December 31, 2014. Due to the fact that the per share exercise price of 136,360 options for Mr. Scheller, 69,428 options for Mr. Harvey, 63,885 options for options for Mr. Doppelt, 34,133 options for Mr. Madden and 28,603 options for Mr. Donnelly was in excess of the closing stock price on December 31, 2014, no amounts are attributable to those awards.

  Subject to exceptions at the discretion of the Compensation Committee, unvested equity-based awards granted prior to 2013 are subject to forfeiture in the case of the executive's termination of employment with the Company for any reason. Beginning with time-based equity awards granted in 2013, such awards continue to vest following a termination of the executive's employment due to retirement (as defined in the equity award agreement) as if the executive had remained employed through each applicable vesting date, subject to the executive entering into a release of claims and complying with the applicable restrictive covenants. The amounts reported in the table above for the time-based restricted stock units that would vest in the event of the executive's termination of employment due to retirement (as defined in the equity award agreement) as if the executive had remained employed through each applicable vesting date has been calculated based on our closing stock price of $1.38 on December 31, 2014.

  The time-based restricted stock units granted to Mr. Madden and Mr. Donnelly on April 24, 2014 are subject to different terms than those of the time-based equity awards described above. If the executive's employment is terminated due to retirement, any unvested restricted stock units will be forfeited immediately upon such termination. If the executive's employment terminates due to death or disability, a number of restricted stock units will vest based on the length of time that has passed since the grant date. The amounts reported in the table above for these time-based restricted stock units that would vest in the event of the executive's termination of employment due to death or disability are based on the product of (x) the number of restricted stock units that were unvested as of December 31, 2014 multiplied by a fraction, the numerator of which is the number of days from the grant date to the date of the termination and the denominator of which is 1,095 and (y) our closing stock price of $1.38 on December 31, 2014.

  Beginning with performance-based restricted stock units granted in 2013, such awards (A) continue to vest following a termination of the executive's employment due to retirement (as defined in the equity award agreement) as if the executive had remained employed through the scheduled vesting date, subject to the executive entering into a release of claims and complying with the applicable restrictive covenants, and (B) will vest at the target level on a pro-rated basis for the period from the grant date to the date of the termination in the event of the executive's termination of employment due to death or disability if the executive completed at least one year of service with the Company from the date of the grant. With respect to the performance awards with a two-year performance period that ended on December 31, 2014, no performance-based restricted stock units were issued pursuant to such awards due to the Company's performance and, therefore, no amounts are attributable to such awards. With respect to the performance awards with a three-year performance period ending on December 31, 2015, the amounts reported in the table above for the performance-based restricted stock units that would vest in the event of the executive's termination of employment due to retirement (as defined in the equity award agreement) are based on the product of (x) the target number of restricted stock units granted and (y) our closing stock price of $1.38 on December 31, 2014. The amounts reported in the table above for the performance-based restricted stock units that would vest in the event of the executive's termination of employment due to death or disability have been calculated based on our closing stock price of $1.38 on December 31, 2014.

  Beginning with time-based equity awards granted in 2012, subject to exceptions at the discretion of the Compensation Committee, such time-based equity compensation will vest and become exercisable, to the extent applicable, only when there is a double trigger consisting of the occurrence of both a change in control and, within 24 months after such change in control, specified termination events. However, the time-based restricted stock units granted to Mr. Madden and Mr. Donnelly on April 24, 2014 are subject to different terms than those of the time-based equity awards described previously. If there is a change in control during the restricted period, the time-based restricted stock units will be converted into a right to receive a cash payment equal to the product of (x) the target number of restricted stock units granted and (y) the price per share paid for one share of Common Stock in the change in control transaction (such product of clauses (x) and (y), the "CIC Cash Value Amount"). The amounts reported in the table above for these time-based restricted stock units that would convert into the right to receive cash upon a change of control have been calculated based on our closing stock price of $1.38 on December 31, 2014.

  Where there is a change in control during the performance period of the performance-based restricted stock units and the executive remains employed by the Company, the performance period will be deemed to conclude immediately prior to the consummation of the change in control and the performance-based restricted stock units will be converted into a right to receive a cash payment equal to the CIC Cash Value Amount. The executive will become 100% vested in the CIC Cash Value Amount so long as he remains employed with the Company or any successor or acquiror in the change in control through the date in 2015 as to the awards with a two year performance period (which will, in no event, be later than March 15, 2015) or in 2016 as to the awards with a three year performance period (which will, in no event, be later than March 15, 2016), as applicable, on which the Compensation Committee would have determined the total shareholder return multiplier (as described in the equity award agreement). If the executive's employment is terminated by the Company without cause (other than due to death or disability) or by the executive for good reason, in each case, within 24 months following a change in control, the executive will vest in the right to receive the CIC Cash Value Amount and will receive such amount as soon as administratively feasible following the date of termination, but in no event more than thirty (30) days thereafter. The amounts reported in the table above for the performance-based restricted stock units that would convert into the right to receive cash upon a change of control have been calculated based on our closing stock price of $1.38 on December 31, 2014.

(3)
Amounts presented for Mr. Madden and Mr. Donnelly reflect the additional benefits payable to them under the Supplemental Pension Plan assuming a qualifying termination on December 31, 2014 following a change in control.

(4)
Amounts presented for Termination by the Company Other Than for Cause or Due to Death or Disability or by the Named Executive Officer for Good Reason and for Termination by the Company Other Than for Cause or Due to Death or Disability or by the Named Executive Officer for Good Reason within 24 Months Following a Change in Control represent the cost to the Company of continuing to pay medical and life insurance premiums on behalf of the executive officer. Amounts presented for Termination of the Named Executive Officer's Employment or Service Due to Death or Disability represent the benefits payable under the life insurance and accidental death policy maintained by the Company upon the executive officer's death.

(5)
Represents outplacement services for a maximum of 24 months, not to exceed 35% of the named executive officer's annual base salary on the termination date in the event of a qualifying termination on December 31, 2014 following a change in control. The amounts disclosed represent the maximum payable under this benefit.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

        The Audit Committee reports as follows with respect to the audit of the Company's consolidated financial statements for the fiscal year ended December 31, 2014:

        Management is responsible for the financial reporting process, including the systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the consolidated financial statements and a report on the effectiveness of the Company's internal controls over financial reporting for the fiscal year ended December 31, 2014 with management and Ernst & Young LLP, the Company's independent auditors.

        The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, "Communications with Audit Committees." In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communication with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young LLP its independence.

        Based on the foregoing review and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC.

        This report is provided by the following independent directors who comprise the Audit Committee:

AUDIT COMMITTEE Current Members PATRICK A. KRIEGSHAUSER, Chairman MARY R. "NINA" HENDERSON JERRY W. KOLB JOSEPH B. LEONARD

 FEES PAID TO INDEPENDENT AUDITORS

        The independent registered public accounting firm of the Company is Ernst & Young LLP. The aggregate fees billed by Ernst & Young LLP to the Company for the audit of the Company's annual consolidated financial statements and services rendered by the independent registered public accounting firm for the years ended December 31, 2014 and December 31, 2013 are set forth below.

	Fiscal Years
	2014	2013
	($ in thousands)
AUDIT FEES(1)	$3,163	$3,218
AUDIT-RELATED FEES(2)	305	277
TAX FEES(3)	49	25
ALL OTHER FEES(4)	2	2
TOTAL FEES	$3,519	$3,522

(1)
Audit fees for fiscal years 2014 and 2013 included fees for the audits of the Company's annual consolidated financial statements and reviews of the Company's quarterly financial statements.

(2)
For fiscal years 2014 and 2013, audit-related fees included services performed in connection with the Company's bond financing transactions and SEC filings.

(3)
For fiscal years 2014 and 2013, tax fees consisted of tax compliance services.

(4)
All Other Fees in fiscal years 2014 and 2013 consisted of annual subscriptions to accounting and reporting research tools.

        The Audit Committee has concluded that the provision of the non-audit services listed above as "All Other Fees" is compatible with maintaining the auditors' independence.

Approval of Audit and Non-Audit Services

        All audit and permitted non-audit services to be performed by the Company's independent registered public accountants require pre-approval by the Audit Committee in accordance with the charter of the Audit Committee posted on the corporate governance section of the "Investors" page of the Company's website at www.walterenergy.com. The Audit Committee annually reviews the audit and non-audit services to be performed by the independent registered public accounting firm during the upcoming year. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor's independence. The Audit Committee then approves the audit services and any permissible non-audit services it deems appropriate for the upcoming year. The Audit Committee's pre-approval of non-audit services is specific as to the services to be provided and is required where the fees for any single assignment exceeds $50,000. All of the fees described above under audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who beneficially own more than 10% of the Company's Common Stock ("Reporting Persons") to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms furnished to the Company and written representations from Reporting Persons, the Company believes that all Section 16(a) filing requirements applicable to Reporting Persons were complied with during the year ended December 31, 2014, except that a late Form 4 was filed on behalf of Mr. Tokarz on July 10, 2014 to report his acquisition of phantom stock units under the Company's Directors' Deferred Fee Plan in connection with the deferral of his directors' fees paid on July 1, 2014.

OWNERSHIP OF PRINCIPAL STOCKHOLDERS

        The following table sets forth those holders (other than officers and directors of the Company) known to the Company, as of March 3, 2015, to be the beneficial owners of more than 5% of the shares of the Company's Common Stock outstanding as of December 31, 2014.

Name and Mailing Address	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Blackrock, Inc.(1) 40 East 52nd Street New York, New York 10022	3,850,466	5.70%
Susquehanna Securities(2) 401 E. City Avenue, Suite 220 Bala Cynwyd, Pennsylvaniea 19004	3,790,592	5.50%

(1)
According to the Schedule 13G filed on February 2, 2015 by Blackrock, Inc. ("Blackrock"), Blackrock reported beneficial ownership of Common Stock by virtue of its position as the parent holding company or control person of BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A. and BlackRock Investment Management, LLC. Of the shares listed in the table above, Blackrock has sole voting power over 3,707,917 shares and sole dispositive power over 3,850,466 shares.

(2)
According to the Schedule 13G filed on February 13, 2015 by Susquehanna Securities, Susquehanna Fundamental Investments, LLC and Susquehanna Capital Group, as affiliated independent broker-dealers which collectively may be deemed a group ("Susquehanna"), Susquehanna reported aggregate beneficial ownership of the number of shares of Common Stock listed in the table above. Of the shares listed in the table above, each Susquehanna entity is deemed to have sole voting and dispositive power over 3,359,850 shares and shared voting and dispositive power over 3,790,592 shares. The number of shares listed above includes options to buy 2,752,500 shares of the Company's Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth information, as of March 3, 2015, as to shares of Common Stock beneficially owned by (i) each current director, (ii) each director nominee, (iii) each named executive officer of the Company and (iv) all current directors and executive officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, to the knowledge of the Company, each person indicated in the following table has sole voting and investment power as to the shares shown. For purposes of the table below, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares that such person has the right to acquire within 60 days after March 3, 2015. For purposes of computing the percentage of outstanding Common Stock held by each person or group of persons named below, any shares that such person or persons has the right to acquire within 60 days after March 3, 2015 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of March 3, 2015, there were 72,072,700 shares of Common Stock outstanding.

        None of our directors or executive officers has pledged any of their shares.

Ownership of Directors and Executive Officers

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Directors
Mary R. "Nina" Henderson(1)	11,561	*
Jerry W. Kolb(2)	61,368	*
Patrick A. Kriegshauser(3)	44,935	*
Joseph B. Leonard(4)	39,074	*
Graham Mascall(5)	12,584	*
Bernard G. Rethore(6)	45,437	*
Walter J. Scheller, III(7)	152,713	*
Michael T. Tokarz(8)	213,141	*
A. J. Wagner(9)	41,049	*
Named Executive Officers		*
Richard A. Donnelly(10)	75,718	*
Earl H. Doppelt(11)	71,536	*
William G. Harvey(12)	52,168	*
Michael T. Madden(13)	83,345	*
All current directors and executive officers as a group (14 individuals)(14)	918,945	1.28%

*
Less than 1% of outstanding Common Stock

(1)
Includes 6,055 options exercisable within 60 days of March 3, 2015 and 2,610 restricted stock units that vest within 60 days of March 3, 2015.

(2)
Includes 41,166 options exercisable within 60 days of March 3, 2015 (including 7,196 options deemed vested) and 7,296 restricted stock units that will vest within 60 days of March 3, 2015 (including 4,447 restricted stock units deemed vested). Mr. Kolb has the right to acquire the unvested options and restricted stock units, having satisfied the requisite minimum years of service and age.

(3)
Includes 31,965 options exercisable within 60 days of March 3, 2015 and 2,849 restricted stock units that vest within 60 days of March 3, 2015.

(4)
Includes 27,678 options exercisable within 60 days of March 3, 2015 (including 7,196 options deemed vested) and 7,296 restricted stock units that will vest within 60 days of March 3, 2015 (including 4,447 restricted stock units deemed vested). Mr. Leonard has the right to acquire the unvested options and restricted stock units, having satisfied the requisite minimum years of service and age.

(5)
Includes 7,984 options exercisable within 60 days of March 3, 2015 and 2,849 restricted stock units that vest within 60 days of March 3, 2015.

(6)
Includes 20,681 options exercisable within 60 days of March 3, 2015 (including 7,196 options deemed vested) and 7,296 restricted stock units that will vest within 60 days of March 3, 2015 (including 4,447 restricted stock units deemed vested). Mr. Rethore has the right to acquire the unvested options and restricted stock units, having satisfied the requisite minimum years of service and age.

(7)
Includes 98,281 options exercisable within 60 days of March 3, 2015. Includes 8,585 shares of Common Stock held jointly with Mr. Scheller's spouse. Includes a fractional share under the Employee Stock Purchase Plan.

(8)
Includes 94,326 options exercisable within 60 days of March 3, 2015 (including 14,394 options deemed vested) and 14,595 restricted stock units that will vest within 60 days of March 3, 2015 (including 8,897 restricted stock units deemed vested). Mr. Tokarz has the right to acquire the unvested options and restricted stock units, having satisfied the requisite minimum years of service and age. Does not include any amounts credited to Mr. Tokarz's stock equivalent account under the Company's Directors' Deferred Fee Plan as, pursuant to the terms of such plan, the shares held in Mr. Tokarz's stock equivalent account are deliverable on the earlier of the first day of the seventh month following Mr. Tokarz's death or the first day of the seventh month following the termination event. As of March 3, 2015, Mr. Tokarz had 128,976 stock equivalent shares credited to his stock equivalent account.

(9)
Includes 29,079 options exercisable within 60 days of March 3, 2015 and 2,849 restricted stock units that vest within 60 days of March 3, 2015. Includes 5,000 shares of Common Stock held in Mr. Wagner's IRA as to which his children are the beneficiaries.

(10)
Includes 30,970 options exercisable within 60 days of March 3, 2015. Includes a fractional share under the Employee Stock Purchase Plan.

(11)
Includes 34,356 options exercisable within 60 days of March 3, 2015. Includes a fractional share under the Employee Stock Purchase Plan.

(12)
Includes 33,323 options exercisable within 60 days of March 3, 2015. Includes a fractional share under the Employee Stock Purchase Plan.

(13)
Includes 40,357 options exercisable within 60 days of March 3, 2015. Includes a fractional share under the Employee Stock Purchase Plan.

(14)
Includes 504,620 options exercisable within 60 days of March 3, 2015 (including options deemed vested) and 48,096 restricted stock units that will vest within 60 days of March 3, 2015 (including restricted stock units deemed vested). Includes fractional shares under the Employee Stock Purchase Plan.

 OTHER MATTERS

        The Board and management do not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders of Walter Energy, Inc. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment.

2016 Stockholder Proposals or Nominations

        Stockholder proposals must conform to the Company's By-laws and the requirements of the SEC.

        Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals may be eligible for inclusion in our 2016 proxy statement. Any stockholder intending to present a proposal for inclusion in the Company's proxy materials at the 2016 annual stockholders' meeting (the "2016 Annual Meeting") must provide timely written notice of the proposal to our Corporate Secretary, 3000 Riverchase Galleria, Birmingham, Alabama 35244, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2). The Company must receive the proposal by November 12, 2015, for possible inclusion in the proxy statement. If the date of the 2016 Annual Meeting changes by more than 30 days from April 23, 2016, then the deadline to submit stockholder proposals for inclusion in the proxy statement for the 2016 Annual Meeting will be a reasonable time before the Company begins to print and mail its proxy materials for the 2016 Annual Meeting. The Company will determine whether to include a proposal in the 2016 proxy statement in accordance with the SEC rules governing the solicitation of proxies.

        In addition, under our By-laws, any stockholder intending to nominate a candidate for election to the Board or to propose any business at the 2016 Annual Meeting must give timely written notice to our Corporate Secretary at the address set forth below. A nomination or proposal for the 2016 Annual Meeting will be considered timely if it is received no earlier than January 4, 2016 and no later than January 24, 2016. If the date of the 2016 Annual Meeting is advanced by more than 20 days or is delayed by more than 90 days from April 23, 2016, then to be timely the nomination or proposal must be received by the Company no earlier than the 110th day prior to the 2016 Annual Meeting and no later than the close of business on the later of the 90th day prior to the meeting and the 10th day following the day on which public announcement of the date of the 2016 Annual Meeting is first made. The notice of nomination or proposal must detail the information specified in the Company's By-laws. We will not entertain any proposals or nominations at the 2016 Annual Meeting that do not meet the requirements set forth in our By-laws. The By-laws are posted on the corporate governance Section of the "Investors" page of our website at www.walterenergy.com. To make a submission or to request a copy of our By-laws, stockholders should contact our Corporate Secretary at 3000 Riverchase Galleria, Birmingham, Alabama 35244.

Householding of Proxy Materials

        SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. Each stockholder continues to receive a separate proxy card. This process, which is commonly referred to as "householding," provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You may also call (800) 542-1061 or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of a copy of the proxy statement and annual report by contacting the Company's Investor Relations Department by writing to 3000 Riverchase Galleria, Birmingham, Alabama 35244, by calling Investor Relations at (205) 745-2000, or by sending an e-mail to investorrelations@walterenergy.com.

By Order of the Board

Birmingham, Alabama March 11, 2015	EARL H. DOPPELT Executive Vice President, General Counsel and Secretary Walter Energy, Inc.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 22, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Walter Energy, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 22, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. WALTER ENERGY, INC. 3000 RIVERCHASE GALLERIA BIRMINGHAM, ALABAMA 35244 M84445-P59774 WALTER ENERGY, INC. The Board of Directors recommends that you vote FOR the following: Abstain Against For 1. Election of Directors The Board of Directors recommends that you vote FOR proposals 2 and 3: ! ! ! 1a. Mary R."Nina" Henderson Abstain Against For 2. To approve, in a non-binding, advisory vote, the compensation of the Company's named executive officers. ! ! ! ! ! ! 1b. Jerry W. Kolb 3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015. ! ! ! ! ! ! 1c. Patrick A. Kriegshauser ! ! ! 1d. Joseph B. Leonard NOTE: If other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof, the persons named as proxies will vote these shares according to their best judgment. ! ! ! 1e. Bernard G. Rethore ! ! ! 1f. Walter J. Scheller, III ! ! ! 1g. Michael T. Tokarz ! ! ! 1h. A. J. Wagner ! ! Please indicate if you plan to attend the Annual Meeting. Yes No The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s).

ADMISSION TICKET 2015 Annual Meeting of Stockholders April 23, 2015 at 10:00 a.m., Central Time, at the Hyatt Regency Birmingham-The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama 35244 You should present this admission ticket in order to gain admittance to the Annual Meeting. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver's license. Cameras, recording devices and other electronic devices will not be permitted at the meeting. If you submit your proxy by Internet or telephone, do not return your proxy card. Thank you for your proxy submission. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M84446-P59774 WALTER ENERGY, INC. Annual Meeting of Stockholders - April 23, 2015 THIS PROXY IS SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder(s) of Walter Energy, Inc., a Delaware corporation, hereby appoint(s) Michael T. Tokarz and Earl H. Doppelt, and either of them, as proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Walter Energy, Inc., to be held on April 23, 2015 at 10:00 a.m., Central Time, at the Hyatt Regency Birmingham-The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, AL 35244, and at any adjournment or postponement thereof, and to vote all shares of Common Stock of Walter Energy, Inc. that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. This proxy will be voted on any other matters that properly come before the meeting in accordance with the discretion of the named proxies and attorneys-in-fact. PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side